Exhibit 10.2

LEASE

SOVA CENTRAL SCIENCE DISTRICT

SAN DIEGO INSPIRE 2, LLC

a Delaware limited liability company as Landlord,

and

ORGANOVO HOLDINGS, INC.

a Delaware corporation as Tenant.

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TABLE OF CONTENTS

Page

1.	PREMISES, BUILDING, PROJECT, AND COMMON AREAS	5
2.	LEASE TERM; OPTION TERM	6
3.	BASE RENT	8
4.	ADDITIONAL RENT	8
5.	USE OF PREMISES	14
6.	SERVICES AND UTILITIES	19
7.	REPAIRS	23
8.	ADDITIONS AND ALTERATIONS	23
9.	COVENANT AGAINST LIENS	25
10.	INSURANCE	25
11.	DAMAGE AND DESTRUCTION	28
12.	NONWAIVER	29
13.	CONDEMNATION	29
14.	ASSIGNMENT AND SUBLETTING	30
15.	SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES	33
16.	HOLDING OVER	34
17.	ESTOPPEL CERTIFICATES	35
18.	SUBORDINATION	35
19.	DEFAULTS; REMEDIES	36
20.	COVENANT OF QUIET ENJOYMENT	38
21.	SECURITY DEPOSIT	38
22.	SUBSTITUTION OF OTHER PREMISES	39
23.	SIGNS	40
24.	COMPLIANCE WITH LAW	40
25.	LATE CHARGES	41
26.	LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT	41
27.	PROJECT CONTROL BY LANDLORD; ENTRY BY LANDLORD	42
28.	TENANT PARKING	43
29.	MISCELLANEOUS PROVISIONS	43

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EXHIBITS
Exhibit 1.1.1-1	Premises
Exhibit 1.1.1-2	Landlord Work Letter
Exhibit 2.1 Exhibit 5.2	Form of Notice of Lease Term Dates Rules and Regulations
Exhibit 5.3.1.1	Environmental Questionnaire
Exhibit 17 Exhibit 27	Form of Tenant’s Estoppel Certificate Future Shaft Space
Exhibit 29.32	Location of Emergency Generator

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Index of Defined Terms

Abatement Period	2
ADA	19
Additional Insureds	27
Additional Rent	8
Advocate Arbitrators	7
Alterations	23
Applicable Laws	40
Bank Prime Loan	41
Base Rent	8
BMBL	15
BOMA	6
Brokers	46
Builder’s All Risk	24
Building	5
Building Common Areas	5
Building Hours	20
CASp Report	41
CC&Rs	19
Claims	19
Clean-up	17
Closure Letter	18
Code	8
Common Areas	5
Company	32
Comparable Buildings	7
Comparable Transactions	7
Contemplated Effective Date	31
Contemplated Transfer Space	31
Control	33
DHHS	15
Direct Expenses	9
Environmental Assessment	17
Environmental Laws	15
Environmental Questionnaire	14
Environmental Report	17
Estimate	13
Estimate Statement	13
Estimated Direct Expenses	13
Estimated Lease Commencement Date	1
Existing Hazardous Materials	16
Expense Year	9
Fair Rental Value	6
Force Majeure	45
Future Shaft Areas	43
Future Shaft Wall	43
Hazardous Materials	15
Hazardous Materials Claims	15
Holidays	20
HVAC	21
HVAC Electric	20
Intention to Transfer Notice	31
L/C Security	38
Landlord	1

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Page

Landlord Indemnitees	19
Landlord Parties	25
Lease	1
Lease Commencement Date	6
Lease Expiration Date	6
Lease Term	6
Lease Year	6
Lender	19
Mail	45
Material Service Interruption	23
Net Worth	33
Neutral Arbitrator	7
New Improvements	26
Notices	45
Operating Expenses	9
Option Conditions	6
Option Rent	6
Option Term	6
Original Tenant	6
Outside Agreement Date	7
PCBs	15
Permitted Assignee	33
Permitted Transferee	33
Premises	5
Project	5
Project Common Areas	5
Proposition 13	12
Recapture Notice	31
Regulations	8
REIT	44
Release	15
Renovations	46
Rent	8
Restricted Shaft Space	43
Rules and Regulations	14
Service Interruption	22
Service Interruption Notice	23
Statement	13
Subject Space	30
Summary	1
Tax Expenses	12
Tenant	1
Tenant Parties	14
Tenant’s Share	13
Tenant’s Subleasing Costs	31
Third Parties	27
Transfer Notice	30
Transfer Premium	30
Transferee	30
Transfers	30
TRIPLE NET	23
Underlying Documents	10

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SOVA SCIENCE DISTRICT

LEASE

This Lease (the “Lease”), dated as set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), for reference purposes only, is made by and between SAN DIEGO INSPIRE 2, LLC, a Delaware limited liability company (“Landlord”), and ORGANOVO HOLDINGS, INC., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASEDESCRIPTION

1.	Dated:November 23, 2020

2.	Premises (Article 1).

2.1	Building:That certain life sciences building containing approximately 26,486 rentable square feet of space located at 11555 Sorrento Valley Road, San Diego, California 92121.

2.2	Premises:Approximately 8,051 rentable square feet of space on the ground floor of the Building and commonly known as Suite 100, as further set forth in Exhibit 1.1.1-1 to the Lease.

3.	Lease Term (Article 2).

3.1	Length of Term:Sixty-two (62) months.

3.2	Lease Commencement
Date:

The date upon which (i) the Premises are Ready for Occupancy (as defined in the Work Letter attached hereto as Exhibit 1.1.1-2) (i.e., which date will occur when the Tenant Improvements are Substantially Completed by Landlord and Landlord tenders to Tenant possession of the Premises) and (ii) Landlord has given to Tenant at least ten (10) days prior notice of the date upon which Landlord will deliver to Tenant the Premises, as Ready for Occupancy. Landlord estimates that the Lease Commencement Date will be July 1, 2021 (the “Estimated Lease Commencement Date”); provided, however, Tenant and Landlord acknowledge that Tenant may be eligible for expedited permitting due to its COVID-related research, and if so, Tenant and Landlord will work together cooperatively in an effort to achieve an earlier Lease Commencement Date.

3.3	Rent Commencement Date:The same as the Lease Commencement Date.

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3.3	Lease Expiration Date:The last day of the sixty-second (62nd) full month after the Lease Commencement Date. If the Lease Commencement Date is July 1, 2021, the Lease Expiration Date shall be August 31, 2026.

3.4	Option Term:One (1) option to extend for a five (5) year period, as further set forth in Section 2.2 below.

4.	Base Rent (Article 3):

Lease Year/Months1

Annual Base Rent

Monthly Installment of Base Rent

Monthly Base Rent

per Rentable Square Foot2

1 (1 – 12)[3]	$385,481.88	$32,123.49	$3.99/RSF
2 (13 – 24)	$397,075.32	$33,089.61	$4.11/RSF
3 (25 – 36)	$408,668.76	$34,055.73	$4.23/RSF
4 (37 – 48)	$420,262.20	$35,021.85	$4.35/RSF
5 (49 – 60)	$432,821.76	$36,068.48	$4.48/RSF
6 (61 – 62)	$445,381.32	$37,115.11	$4.61/RSF

4.1	Payment of Rent:Rent checks shall be made payable to and sent to the following lockbox address:

San Diego Inspire 2, LLC

P.O. Box 894412

Los Angeles, CA 90189-4412 or wired to

Citibank, N.A., New York

Account Name: San Diego Inspire Holdings, LLC Account Number: 6794041847

Routing Number: 021000089

Origin is outside of U.S.: Swift code CITIUS33

1 Note: If the Lease Commencement Date does not occur on the first day of a calendar month, then Lease months 1- 12 shall include the first twelve (12) full calendar months of the Lease Term and any partial calendar month in which the Lease Commencement Date occurs, and the Base Rent for such partial calendar month shall be prorated in accordance with Section 3.1 below.

2 Monthly Base Rent per rentable square foot has been rounded off to the nearest cent using conventional rounding principles.

3 Provided Tenant is not in default of the terms of this Lease after expiration of any applicable notice and cure period, Tenant shall be entitled to receive a Base Rent abatement for the second (2nd) and third (3rd) full calendar months of the Lease Term (the “Abatement Period“) in an aggregate amount not to exceed Sixty-Four Thousand, Two Hundred Forty-Six Dollars and Ninety-Eight Cents ($64,246.98). Tenant shall be obligated to pay Tenant’s Share of Direct Expenses attributable to such period.

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5.	Tenant Improvement Allowance:$1,650,455.00, but Landlord shall construct improvements in the Premises in accordance with the terms of the Tenant Work Letter attached hereto Exhibit 1.1.1-2. In addition to the Tenant Improvement Allowance, Tenant may decide to obtain an additional allowance amount of up to $161,020.00 for construction cost overages and other costs associated with outfitting the Premises, to be repaid by Tenant as Supplemental Rent (as defined in the Tenant Work Letter) amortized over the initial Lease Term at an interest rate of eight percent (8%) per annum.

6.

NNN Lease:In addition to the Base Rent, Tenant shall be responsible to pay Tenant’s Share of Direct Expenses in accordance with the terms of Article 4 of the Lease. Landlord estimates that the Tenant’s Share of Direct Expenses will be $0.74 per rentable square foot.

7.	Tenant’s Share (Article 4):

8.	Permitted Use (Article 5):

9.	Security Deposit

Approximately 30.40% of the Building and approximately 6.22% of the Project, based on the calculations set forth in Section 4.2.6 of this Lease below.

The Premises shall be used only for general office, laboratory, and administrative offices, and other lawful accessory uses reasonably related to and incidental to such specified uses, all (i) consistent with comparable life sciences projects in the San Diego, California area, and (ii) in compliance with, and subject to, Applicable Laws and the terms of this Lease.

(Article 21):	Letter of credit in the amount of $111,345.00, pursuant to the terms and conditions of Article 21 of the Lease.

10.	Guarantor:None

11.	Parking Pass Ratio (Article 28):

2.5 unreserved parking spaces for every 1,000 rentable square feet of the Premise (i.e., 20 parking spaces), subject to the terms of Article 28 of the Lease.

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12.	Address of Tenant (Section 29.18):

Before Rent Commencement Date:

Organovo Holdings, Inc.

440 Stevens Avenue, Suite 200 Solana Beach, CA 92075

Attention: Tom Jurgensen, General Counsel With copies to:

tjurgensen@organovo.com and to kemurph@organovo.com

From and after Rent Commencement Date: Organovo Holdings, Inc.

11555 Sorrento Valley Road, Suite 100 San Diego, CA 92121

Attention: Tom Jurgensen, General Counsel With copies to:

tjurgensen@organovo.com and to kemurph@organovov.com

13.	Address of Landlord

(Section 29.18):

14.	Broker(s) (Section 29.24):

San Diego Inspire 2, LLC

c/o Longfellow Real Estate Partners 260 Franklin Street, Suite 1920

Boston, MA  02110 Attention: Asset Management

and

San Diego Inspire 2, LLC

c/o Longfellow Property Management Services CA Inc.

11772 Sorrento Valley Road, Suite 250 San Diego, CA 92121

Attention: Property Management

DLA Piper LLP (US)

401 B Street, Suite 1700 San Diego, CA 92101

Attention:  Joseph A. Delaney, Esq.

Newmark Knight Frank (representing Landlord exclusively)

and

Cushman & Wakefield of San Diego, Inc. (representing Tenant exclusively)

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1.	PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1	Premises, Building, Project and Common Areas.

1.1.1The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit 1.1.1-1 attached hereto. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit 1.1.1-1 is to show the approximate location of the Premises in the “Building”, as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the access ways to the Premises or the “Project”, as that term is defined in Section 1.1.2, below. Tenant shall accept the Premises in its presently existing “as-is” condition and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises except as otherwise expressly set forth in this Lease or in the Landlord Work Letter attached hereto as Exhibit 1.1.1-2. Landlord shall deliver the Premises to Tenant with the floor plan (i.e., layout) of the Premises in substantial conformance with Exhibit 1.1.1-1 attached hereto and all of the Landlord Work shall be Substantially Completed (as defined in the Work Letter). The Premises shall exclude Common Areas, including without limitation exterior faces of exterior walls, the entry, vestibules and main lobby of the Building, elevator lobbies and common lavatories, the common stairways and stairwells, elevators and elevator wells, boiler room, sprinkler rooms, elevator rooms, mechanical rooms, loading and receiving areas, electric and telephone closets, janitor closets, and pipes, ducts, conduits, wires and appurtenant fixtures and equipment serving exclusively or in common with other parts of the Building.

1.1.2The Building and The Project. The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”). The term “Project”, as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land parcel (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located, (iii) the other buildings (i.e., 11535, 11545, 11575 and 11585 Sorrento Valley Road located in the project known as either “SOVA Central Science District” or simply the “SOVA Science District”, and the land upon which such adjacent buildings are located, and (iv) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project (provided that the total sum of Direct Expenses to be paid by Tenant hereunder will not materially increase as a consequence of such additions).

1.1.3Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its reasonable discretion, including certain areas designated for the exclusive use of certain tenants, including Tenant, or to be shared by Landlord and certain tenants, including Tenant, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas”. The term “Project Common Areas”, as used in this Lease, shall mean the portion of the Project designated as such by Landlord. The term “Building Common Areas”, as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The Common Areas shall be maintained and operated in a first- class manner as determined at the discretion of Landlord and the use thereof shall be subject to such reasonable rules, regulations and restrictions as Landlord may make from time to time in accordance with Section 5.2, below. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, provided that, in connection therewith, Landlord shall perform such closures, alterations, additions or changes in a commercially reasonable manner and, in connection therewith, shall use commercially reasonable efforts to minimize any material interference with Tenant’s use of and access to the Premises. Tenant acknowledges that Landlord is in the process of renovating the Common Areas. As of the date of this Lease, Landlord has completed all of the outdoor amenity renovations and the health fitness facility.

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1.2Stipulation of Rentable Square Feet of Premises. For purposes of this Lease, “rentable square feet” of the Premises shall be deemed to be as set forth in Section 2.2 of the Summary. For purposes of this Lease, the “rentable square feet” of the Premises and the Building and the other buildings in the Project shall be calculated by Landlord pursuant to the Standard Method for measuring Floor Area in Office Buildings, ANSI Z65.1-2017,or any subsequent updated standard as may be used by Landlord so long as such updated standard does not increase Tenant’s Share of the Project during the initial Lease Term (“BOMA”), as modified for the Project pursuant to Landlord’s standard rental area measurements for the Project, to include, among other calculations, a portion of the common areas and service areas of the Building and other buildings in the Project.

2.	LEASE TERM; OPTION TERM

2.1Lease Term. The terms and provisions of this Lease shall be effective as of the date this Lease is fully executed. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean the consecutive twelve (12) month period following and including the Rent Commencement Date and each subsequent twelve (12) month period during the Lease Term. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit 2.1, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof, but execution of such instrument shall not be a condition to Lease commencement or Tenant’s obligations hereunder. Landlord shall endeavor to provide to Tenant, without any obligation to pay Rent, early access to the Premises approximately ten (10) days before the Rent Commencement Date in order to allow Tenant to prepare the Premises for the conduct of its business (by installing equipment and trade fixtures). If Landlord is unable to deliver the Premises to Tenant on or before the Estimated Lease Commencement Date, Landlord shall use commercially reasonable efforts to deliver the Premises to Tenant as soon as is reasonably practicable thereafter, and in such an event, this Lease shall remain in full force and effect, but Tenant shall have no obligation to commence paying Rent and the Rent Commencement Date and Lease Expiration Date shall be commensurately deferred for each day of delay in Landlord’s delivery to Tenant of the Premises.

2.2	Option Term.

2.2.1Option Right. Landlord hereby grants to the originally named Tenant herein (“Original Tenant”) the option to extend the Lease Term for a period of five (5) years (the “Option Term”), which option shall be irrevocably exercised only by written notice delivered by Tenant to Landlord not more than fifteen (15) months nor less than twelve (12) months prior to the expiration of the initial Lease Term, provided that the following conditions (the “Option Conditions”) are satisfied: (i) as of the date of delivery of such notice, Tenant is not in default under this Lease, after the expiration of any applicable notice and cure period; (ii) as of the end of the Lease Term, Tenant is not in default under this Lease, after the expiration of any applicable notice and cure period;

(iii) Tenant has not previously been in default under this Lease, after the expiration of any applicable notice and cure period, more than twice; and (iv) the Lease then remains in full force and effect and Original Tenant or a Permitted Assignee occupies the entire Premises at the time the option to extend is exercised and as of the commencement of the Option Term. Landlord may, at Landlord’s option, exercised in Landlord’s sole and absolute discretion, waive any of the Option Conditions in which case the option, if otherwise properly exercised by Tenant, shall remain in full force and effect. Upon the proper exercise of such option to extend, and provided that Tenant satisfies all of the Option Conditions (except those, if any, which are waived by Landlord), the Lease Term, as it applies to the Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall be personal to Original Tenant and any Permitted Assignees, and may be exercised by Original Tenant or such Permitted Assignees (and not by any assignee, sublessee or other “Transferee”, as that term is defined in Section 14.1 of this Lease, of Tenant’s interest in this Lease).

2.2.2Option Rent. The annual Base Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the “Fair Rental Value”, as that term is defined below, for the Premises as of the commencement date of the Option Term. The “Fair Rental Value”, as used in this Lease, shall be equal to the annual fixed base rent per rentable square foot at which tenants (pursuant to leases consummated within the twelve (12) month period preceding the first day of the Option Term), are leasing non-sublease, non-encumbered, non-equity space which

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is of comparable size, for a comparable lease term, in an arm’s length transaction, which comparable space is located in the “Comparable Buildings”, as that term is defined below (transactions satisfying the foregoing criteria shall be known as the “Comparable Transactions”), taking into consideration all reasonable factors considered by landlords and tenants in the determination of fixed annual rent. The term “Comparable Buildings” shall mean the Building and those other Class “A” life sciences buildings which are comparable to the Building in terms of age (based upon the date of completion of construction of major renovations of the building), quality of construction, level of services and amenities, size and appearance, and are located in the Sorrento Mesa and Sorrento Valley submarkets within the City of San Diego, California. The parties acknowledge that Fair Rental Value may include increases in the rental rate payable over the Option Term (if such increases are supported by Comparable Transactions).

2.2.3Determination of Option Rent. In the event Tenant timely and appropriately exercises an option to extend the Lease Term, Landlord shall notify Tenant of Landlord’s determination of the Option Rent no earlier than twelve (12) and no later than eight (8) months prior to the Lease Expiration Date. If Tenant, on or before the date which is thirty (30) days following the date upon which Tenant receives Landlord’s determination of the Option Rent, in good faith objects to Landlord’s determination of the Option Rent, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) days following Tenant’s objection to the Option Rent (the “Outside Agreement Date”), then each party shall make a separate determination of the Option Rent, as the case may be, within five (5) days, and such determinations shall be submitted to arbitration in accordance with Sections 2.2.3.1 through 2.2.3.7, below. If Tenant fails to object to Landlord’s determination of the Option Rent within the time period set forth herein, then Tenant shall be deemed to have accepted Landlord’s determination of Option Rent.

2.2.3.1If Landlord and Tenant fail to reach agreement prior to the Outside Agreement Date, then Landlord and Tenant shall each appoint one arbitrator who shall be, at the option of the appointing party, a qualified real estate broker or appraiser who shall have been active over the ten (10) year period ending on the date of such appointment in the leasing of other comparable life sciences buildings located in the city of San Diego. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent, taking into account the requirements of Section 2.2.2 of this Lease, as determined by the arbitrators. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed “Advocate Arbitrators”.

2.2.3.2The two (2) Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter, within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator, agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators, except that neither Landlord or Tenant or either party’s Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

2.2.3.3The three arbitrators shall, within thirty (30) days of the appointment of the Neutral Arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent, and shall notify Landlord and Tenant thereof.

2.2.3.4	The decision of the majority of the three arbitrators shall be binding upon

Landlord and Tenant.

2.2.3.5	If either Landlord or Tenant fails to appoint an Advocate Arbitrator within fifteen (15) days after the Outside Agreement Date, then either party may petition the then-President of the San Diego Real Estate Board to appoint such Advocate Arbitrator subject to the criteria in Section 2.2.3.1 of this Lease.

2.2.3.6If the two (2) Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the then-President of the San Diego Real Estate Board to appoint the Neutral Arbitrator, subject to criteria in Section 2.2.3.1 2 of this Lease.

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2.2.3.7The cost of the Neutral Arbitrator shall be paid by Landlord and Tenant equally and each of Landlord and Tenant shall pay the cost of its respective Advocate Arbitrator.

2.2.3.8In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay the most recent Base Rent rate in effect during the initial Lease Term as adjusted to reflect a 3% increase in such rate, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of Option Rent due, and the appropriate party shall, within thirty (30) days thereafter, make any corresponding payment to the other party.

2.2.3.9The terms of the Lease during any Option Term shall be the same as the terms during the initial Lease Term, other than as expressly set forth in this Section 2.2.

3.	BASE RENT

3.1	Payment of Rent. Tenant shall pay, without prior notice or demand, in accordance with Section

4.1 of the Summary or at such place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America or pursuant to wire or electronic payment instructions provided by Landlord, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary, in advance, on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. Base Rent for the first full month of the Lease Term shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis. Base Rent and Additional Rent shall together be denominated “Rent”. Without limiting the foregoing, Tenant’s obligation to pay Rent shall be absolute, unconditional and independent of any Landlord covenants and shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant’s use, or (except as expressly provided herein) any casualty or taking, or any failure by Landlord to perform any covenant contained herein, or any other occurrence; and Tenant assumes the risk of the foregoing and waives all rights now or hereafter existing to terminate or cancel this Lease or quit or surrender the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover rent (but nothing in the foregoing sentence is intended to limit or impair Tenant’s right to assert a claim against Landlord for any breach by Landlord of its obligations under this Lease). Tenant’s covenants contained herein are independent and not dependent, and Tenant hereby waives the benefit of any statute or judicial law to the contrary. Nothing contained in this Section 3.1 is intended to frustrate or to impede Tenant’s right to assert a claim against Landlord for any breach of this Lease, and if Tenant prevails in any such lawsuit, to seek any remedies available to Tenant at law, including without limitation, seeking an order from the court permitting Tenant to offset against rent otherwise owed to Landlord.

3.2  Rents from Real Property.  Landlord and Tenant hereby agree that it is their intent that all Base  Rent, Additional Rent and other rent and charges payable to the Landlord under this Lease (hereinafter individually and collectively referred to as “Rent”) shall qualify as “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Department of the U.S. Treasury Regulations promulgated thereunder (the “Regulations”). Should the Code or the Regulations, or interpretations thereof by the Internal Revenue Service contained in revenue rulings or other similar public pronouncements, be changed so that any Rent no longer so qualifies as “rent from real property” for purposes of Section 856(d) of the Code and the Regulations promulgated thereunder, such Rent shall be adjusted in such manner as the Landlord may require so that it will so qualify; provided, however, that any adjustments required pursuant to this Section 7.3 shall be made so as to produce the equivalent (in economic terms) Rent as payable prior to such adjustment.

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4.	ADDITIONAL RENT

4.1General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses” as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease other than Base Rent, are hereinafter collectively referred to as the “Additional Rent”. All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1	Intentionally Omitted.
4.2.2	“Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses”.

4.2.3“Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4“Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with any federal, state or municipal governmentally mandated transportation demand management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project; (iv) the cost of landscaping, re-lamping, and all reasonably necessary supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area operation, repair, restoration, and maintenance; (vi) fees and other costs, including management, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including reasonable interest on the unamortized cost) over such period of time as Landlord shall reasonably determine, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to reduce expenses in the operation or maintenance of the Project, or any portion thereof, or to reduce current or future Operating Expenses or to enhance the safety or security of the Project or its occupants, (B) that are required to comply with present or anticipated mandatory energy conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in the same good order or condition as on the Lease Commencement Date, or (D) that are required under any federal, state or municipal governmental law or regulation that was not in force or effect as of the Commencement Date; provided, however, that the costs of any capital improvement shall be amortized (including reasonable interest on the amortized cost as reasonably determined by Landlord) over such period of time as Landlord shall reasonably determine; and (xiv) costs,

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fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or municipal government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below, (xv) cost of tenant relation programs reasonably established by Landlord, and (xvi) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building, including, without limitation, any covenants, conditions, restrictions, and reciprocal easement agreements affecting the Project, and any agreements with governmental agencies affecting the Project (any of the foregoing that now or hereafter affect the Property, collectively, the “Underlying Documents”). In the event that Landlord or Landlord’s managers or agents perform services for the benefit of the Building off-site which would otherwise be performed on-site (e.g., accounting), the cost of such services shall be reasonably allocated among the properties benefitting from such service and shall be included in Operating Expenses. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not include:

(a)costs, including legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for tenants or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants of the Project (excluding, however, such costs relating to any common areas of the Project);

(b)except as specifically set forth in items (xii), (xiii) and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, and costs of capital improvements (as distinguished from repairs or replacements);

(c)costs for which Landlord is reimbursed by any tenant or occupant of the Project (other than as Direct Expenses) or by insurance by its carrier or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(d)	any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e)costs associated with the operation of the business of the partnership or entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(f)the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis a vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

(g)	amount paid as ground rental for the Project by Landlord;

(h)except for a property management fee, overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i)any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

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(j)all items and services for which Tenant or any other tenant in the Project reimburses Landlord (other than as Direct Expenses) or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(k)rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of comparable buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(l)costs incurred to comply with laws relating to the removal of Hazardous Materials (other than Hazardous Materials typically found in comparable buildings, such as recyclable materials and typical construction materials, and costs to comply with the Operation and Maintenance Plan described on Exhibit 5.3.1.1, if any);

(m)	Landlord’s general overhead expenses not related to the Project;

(n)legal fees, accountants’ fees (other than normal bookkeeping expenses) and other expenses incurred in connection with disputes of tenants or other occupants of the Project or associated with the enforcement or negotiation of the terms of any leases with tenants or other contracts affecting the Project, or the defense of Landlord’s title to or interest in the Project or any part thereof;

(o)	any reserve funds;

(p)	real estate broker commissions;

(q)	improvements or alterations to tenant spaces;

(r)	the cost of providing any service directly to and paid directly by any tenant;

(s)	costs related to advertising, promotional and/or marketing activities;

(t)costs and expenses (including penalties) incurred with respect to compliance with applicable laws in effect prior to the Commencement Date;

(u)	costs arising from Landlord’s charitable or political contributions;

(v)	entertainment and travel expenses;

(w)overhead and profit increments paid to subsidiaries or affiliates of Landlord for services provided to the Building or the Project to the extent the same exceeds the costs that would generally be charged for such services if rendered on a competitive basis (based upon a standard of similar office buildings in the general market area of the Project) by unaffiliated third parties capable of providing such service

(x)costs of initial development, installing the initial landscaping and the initial sculpture, paintings and objects of art for the Project and the Building, including any improvements to the Common Areas, Building or Project which began prior to the Commencement Date.

(y)rentals and other related expenses incurred in leasing permanent air-conditioning systems, elevators, or other building equipment ordinarily considered to be of a capital nature, except temporary equipment or equipment which is used in providing janitorial, repair, maintenance, or engineering services and which is not permanently affixed to the Building; and

(z)costs of selling, syndicating, financing, mortgaging, or hypothecating any of Landlord’s interest in the Building, the Project or other buildings in the Project.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the

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additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least one hundred percent (100%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year; provided, however, the purpose of the foregoing adjustment is to enable Landlord to collect a fair and equitable sum of Operating Expenses from Tenant and not to make a profit off of the collection of Operating Expenses from Tenant.

4.2.5	Taxes.

4.2.5.1“Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, payments in lieu of taxes, business improvement district charges, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2Tax Expenses shall include, without limitation: (i) subject to the express exclusion contained in Section 4.2.5.3 below, any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises or the improvements thereon. If at any time during the Lease Term there shall be assessed on Landlord, in addition to or lieu of the whole or any part of the ad valorem tax on real or personal property, a capital levy or other tax on the gross rents or other measures of building operations, or a governmental income, franchise, excise or similar tax, assessment, levy, charge or fee measured by or based, in whole or in part, upon building valuation, gross rents or other measures of building operations or benefits of governmental services furnished to the Building, then any and all of such taxes, assessments, levies, charges and fees, to the extent so measured or based, shall be included within the term Tax Expenses, but only to the extent that the same would be payable if the Building and Land were the only property of Landlord.

4.2.5.3Any costs and expenses (including, without limitation, reasonable attorneys’ and consultant’s fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as on account of Tax Expenses under this Article 4 for such Expense Year. The foregoing sentence shall survive the expiration or earlier termination of this Lease. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or

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reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses. Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, transfer tax or fee, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.6“Tenant’s Share” is based upon the following, as applicable: (i) for the Building, the ratio that the rentable square feet of the Premises bears to the rentable square feet of the Building (i.e., 8,051 ÷ 26,486), and

(ii) for the Project, the ratio that the rentable square feet of the Premises bears to the rentable square feet of the Project (i.e., 8,051 ÷ 129,411). Initially, Tenant’s Share shall mean the applicable percentages set forth in Section 7 of the Summary, subject to adjustment in the event that Tenant expands the Premises within the Building.

4.3Allocation of Direct Expenses. The parties acknowledge that the Building is a part of a multi- building project and that the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be shared between the tenants of the Building and the tenants of the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consist of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project). Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole. Further, Landlord shall have the right, from time to time, to allocate equitably some or all of the Direct Expenses for the Building or the Project among different portions or occupants of the Building or Project, in Landlord’s reasonable discretion, in a manner reflecting commercially reasonable cost pools for such Direct Expenses so allocated. The Direct Expenses within each cost pool shall be allocated and charged to the tenants within such cost pool in an equitable manner.

4.4Calculation and Payment of Additional Rent. In the event Tenant extends the Lease Term pursuant to Section 2.2, above, or otherwise, then Tenant shall pay to Landlord, in  the  manner  set  forth  in Section 4.4.1, below, and as Additional Rent, Tenant’s Share of Direct Expenses for each Expense Year.

4.4.1Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall give to Tenant within six (6) months following the end of each Expense Year, a statement (the “Statement”) which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of Direct Expenses. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, within thirty (30) days, the full amount of Tenant’s Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Direct Expenses”, as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease or, if Landlord elects, Landlord shall reimburse such overpayment amount to Tenant. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall pay to Landlord such amount within thirty (30) days, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Landlord shall, within thirty (30) days, pay to Tenant the amount of the overpayment. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

4.4.2Statement of Estimated Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant’s Share of Direct Expenses (the “Estimated Direct Expenses”). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary. Thereafter, Tenant shall pay,

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within thirty (30) days, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve

(12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time with fifteen (15) days’ notice), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. Tenant shall use commercially reasonable efforts to cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any such taxes are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall repay to Landlord, within twenty (20) days after written demand (together with reasonable back- up evidencing the same), the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

5.	USE OF PREMISES

5.1Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 8 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever. Subject to Force Majeure, Tenant shall be entitled to access to the Premises and the Building during Business Hours (as defined in Section 6.1.1) and outside of Business Hours (i.e., Tenant may access the Premises 24 hours per day, seven day per week) as required by Tenant’s business needs.

5.2Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons claiming by, through, or under Tenant to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations attached hereto as Exhibit 5.2, as the same may be amended by Landlord from time to time (the “Rules and Regulations”), or in violation of Applicable Laws or any Underlying Documents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all Underlying Documents. Tenant shall only place equipment within the Premises with floor loading consistent with the Building's structural design, and such equipment shall be placed in a location designed to carry the weight of such equipment. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending into the Common Areas or other offices in the Project.

5.3	Hazardous Materials.

5.3.1	Tenant’s Obligations.

5.3.1.1Prohibitions. As a material inducement to Landlord to enter into this Lease with Tenant, Tenant has fully and accurately completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire (the “Environmental Questionnaire”), which is attached as Exhibit 5.3.1.1. Tenant hereby represents, warrants and covenants that except for those chemicals or materials, and their respective quantities, specifically listed on the Environmental Questionnaire, neither Tenant nor Tenant’s subtenants or assigns, or any of their respective employees, contractors and subcontractors of any tier, entities with a contractual relationship with such parties (other than Landlord), or any entity acting as an agent or sub-agent of such parties or any of the foregoing (collectively, “Tenant Parties”) will produce, use, store or generate any “Hazardous Materials”, as that term is defined below, on, under or about the Premises, nor cause or permit any Hazardous Material to be brought upon, placed, stored, manufactured,

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generated, blended, handled, recycled, used or “Released”, as that term is defined below, on, in, under or about the Premises or Project. If any information provided to Landlord by Tenant on the Environmental Questionnaire, or otherwise relating to information concerning Hazardous Materials is false, incomplete, or misleading in any material respect, the same shall be deemed a default by Tenant under this Lease. Upon Landlord’s request, or in the event of any material change in Tenant’s use of Hazardous Materials at the Premises, Tenant shall deliver to Landlord an updated Environmental Questionnaire. Landlord’s prior written consent shall be required for any Hazardous Materials use for the Premises not described on the initial Environmental Questionnaire, such consent not to be unreasonably withheld, conditioned or delayed. Tenant shall not install or permit any underground storage tank on the Premises.  In addition, Tenant agrees that it: (i) shall not cause or suffer to occur, the Release (as defined below) of any Hazardous Materials at, upon, under or within the Premises or any contiguous or adjacent premises; and (ii) shall not engage in activities at the Premises that give rise to, or lead to the imposition of, liability upon Tenant or Landlord or the creation of an environmental lien or use restriction upon the Premises. For purposes of this Lease, “Hazardous Materials” means all flammable explosives, petroleum and petroleum products, oil, radon, radioactive materials, toxic pollutants, asbestos, polychlorinated biphenyls (“PCBs”), medical waste, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including without limitation any chemical, element, compound, mixture, solution, substance, object, waste or any combination thereof, which is or may hereafter be determined to be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, or defined as, regulated as or included in, the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, or “toxic substances” under any Environmental Laws. The term “Hazardous Materials” for purposes of this Lease shall also include any mold, fungus or spores, whether or not the same is defined, listed, or otherwise classified as a “hazardous material” under any Environmental Laws, if such mold, fungus or spores may pose a risk to human health or the environment or negatively impact the value of the Premises. Hazardous Materials shall also include any “biohazardous waste,” “medical waste,” or other waste under California Health and Safety Code Division 20, Chapter 6.1 (Medical Waste Management Act). For purposes of this Lease, “Release” or “Released” or “Releases” shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Materials into the environment.

Notwithstanding anything contained herein to the contrary, in no event shall Tenant or anyone claiming by through or under Tenant perform work at or above the risk category Biosafety Level 2 as established by the Department of Health and Human Services (“DHHS”) and as further described in the DHHS publication Biosafety in Microbiological and Biomedical Laboratories (5th Edition) (as it may be or may have been further revised, the “BMBL”) or such nationally recognized new or replacement standards as Landlord may reasonable designate. Tenant shall comply with all applicable provisions of the standards of the BMBL to the extent applicable to Tenant’s operations in the Premises.

5.3.1.2Notices to Landlord. Unless Tenant is required by Applicable Laws to give earlier notice to Landlord, Tenant shall notify Landlord in writing as soon as possible but in no event later than five (5) days after (i) the occurrence of any actual, alleged or threatened Release of any Hazardous Material in, on, under, from, about or in the vicinity of the Premises (whether past or present), regardless of the source or quantity of any such Release, or (ii) Tenant becomes aware of any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) relating to or potentially affecting the Premises, or (iii) Tenant becomes aware of any claims by any person or entity relating to any Hazardous Materials in, on, under, from, about or in the vicinity of the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury. Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as “Hazardous Materials Claims”. Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any Hazardous Materials Claims. Additionally, Tenant shall promptly advise Landlord in writing of Tenant’s discovery of any occurrence or condition on, in, under or about the Premises that could subject Tenant or Landlord to any liability, or restrictions on ownership, occupancy, transferability or use of the Premises under any “Environmental Laws”, as that term is defined below. Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Materials Claims without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any

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agreements which are binding on Landlord or the Project without Landlord’s prior written consent. Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning any Hazardous Materials Claim. For purposes of this Lease, “Environmental Laws” means all applicable present and future laws relating to the protection of human health, safety, wildlife or the environment, including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Materials, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials; and (ii) all requirements pertaining to the health and safety of employees or the public. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC

§ 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of 1974, 42 USC §§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC § 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC § 136 et seq., M.G.L. c.21C; oil and hazardous materials as defined in M.G.L. c.21E; and any other state or local law counterparts, as amended, as such Applicable Laws, are in effect as of the Lease Commencement Date, or thereafter adopted, published or promulgated.

5.3.1.3Releases of Hazardous Materials. If any Release of any Hazardous Material in, on, under, from or about the Premises in violation of, or requiring any Clean-Up (as defined below), in addition to notifying Landlord as specified above, Tenant, at its own sole cost and expense, shall (i) immediately comply with any and all reporting requirements imposed pursuant to any and all Environmental Laws, (ii) provide a written certification to Landlord indicating that Tenant has complied with all applicable reporting requirements, (iii) take any and all necessary investigation, corrective, remedial and other Clean-up action in accordance with any and all applicable Environmental Laws, utilizing an environmental consultant reasonably approved by Landlord, all in accordance with the provisions and requirements of this Section 5.3, including, without limitation, Section 5.3.4, and

(iv) take any such additional investigative, remedial and corrective actions as Landlord shall in its reasonable discretion deem necessary such that the Premises and Project are remediated to a condition allowing unrestricted use of the Premises (i.e., to a level that will allow any future use of the Premises, including residential, without any engineering controls or deed restrictions), all in accordance with the provisions and requirements of this Section 5.3. Landlord may, as required by any and all Environmental Laws, report the Release of any Hazardous Material to the appropriate governmental authority, identifying Tenant as the responsible party. Tenant shall deliver to Landlord copies of all administrative orders, notices, demands, directives or other communications directed to Tenant from any governmental authority with respect to any Release of Hazardous Materials in, on, under, from, or about the Premises, together with copies of all investigation, assessment, and remediation plans and reports prepared by or on behalf of Tenant in response to any such regulatory order or directive.

5.3.1.4	Indemnification.

5.3.1.4.1In General. Tenant shall not be responsible for any pre-existing Hazardous Materials on the Premises. Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant shall be solely responsible for and shall protect, defend, indemnify and hold the Landlord Parties harmless from and against any and all claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including, without limitation, actual attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including, without limitation, consequential damages and sums paid in settlement of claims, which arise during or after the Lease Term, whether foreseeable or unforeseeable, directly or indirectly arising out of or attributable to the presence, use, generation, manufacture, treatment, handling, refining, production, processing, storage, Release or presence of Hazardous Materials in, on, under or about the Premises or Project by any Tenant Party, except to the extent such liabilities result from the negligence or willful misconduct of Landlord following the Lease Commencement Date. The foregoing obligations of Tenant shall include, without limitation: (i) the costs of any required or necessary removal, repair, cleanup or remediation of the Premises and Project, and the preparation and implementation of any

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closure, removal, remedial or other required plans; (ii) judgments for personal injury or property damages; and (iii) all costs and expenses incurred by Landlord in connection therewith. It is the express intention of the parties to this Lease that Tenant assumes all such liabilities, and holds Landlord harmless from all such liabilities, associated with the environmental condition of the Premises, arising on or after the date Tenant takes possession of the Premises.

5.3.1.4.2Limitations. Notwithstanding anything in this Section 5.3.1.4 to the contrary, Tenant’s indemnity of Landlord shall not be applicable to claims based upon Existing Hazardous Materials. “Existing Hazardous Materials” shall mean Hazardous Materials located on the Property in violation of applicable Environmental Laws as of the date of this Lease. Landlord represents, to its actual knowledge, that there are no Existing Hazardous Materials in, on, under or about the Premises on the date this Lease is executed by Landlord and Tenant.

5.3.1.5Compliance with Environmental Laws. Without limiting the generality of Tenant’s obligation to comply with Applicable Laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all Environmental Laws. Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises. Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Materials management plans and programs, any and all Hazardous Materials risk management and pollution prevention programs, and any and all Hazardous Materials emergency response and employee training programs respecting Tenant’s use of Hazardous Materials. Upon request of Landlord, Tenant shall deliver to Landlord a narrative description explaining the nature and scope of Tenant’s activities involving Hazardous Materials and showing to Landlord’s satisfaction compliance with all Environmental Laws and the terms of this Lease.

5.3.2	Assurance of Performance.

5.3.2.1Environmental Assessments In General. Landlord may, but shall not be required to, engage from time to time such contractors as Landlord determines to be appropriate to perform “Environmental Assessments”, as that term is defined below, to ensure Tenant’s compliance with the requirements of this Lease with respect to Hazardous Materials. For purposes of this Lease, “Environmental Assessment” means an assessment including, without limitation: (i) an environmental site assessment conducted in accordance with the then- current standards of the American Society for Testing and Materials and meeting the requirements for satisfying the “all appropriate inquiries” requirements; and (ii) sampling and testing of the Premises based upon potential recognized environmental conditions or areas of concern or inquiry identified by the environmental site assessment.

5.3.2.2Costs of Environmental Assessments. All costs and expenses incurred by Landlord in connection with any such Environmental Assessment initially shall be paid by Landlord; provided that if any such Environmental Assessment shows that Tenant has failed to comply with the provisions of this Section 5.3, then all of the costs and expenses of such Environmental Assessment shall be reimbursed by Tenant as Additional Rent within thirty (30) days after receipt of written demand therefor.

5.3.3Tenant’s Obligations upon Surrender. At the expiration or earlier termination of the Lease Term, Tenant, at Tenant’s sole cost and expense, shall: (i) cause an Environmental Assessment of the Premises to be conducted in accordance with Section 15.3; (ii) cause all Hazardous Materials to be removed from the Premises and disposed of in accordance with all Environmental Laws and as necessary to allow the Premises to be used for any purpose; and (iii) cause to be removed all containers installed or used by any Tenant Parties to store any Hazardous Materials on the Premises, and cause to be repaired any damage to the Premises caused by such removal.

5.3.4	Clean-up.

5.3.4.1Environmental Reports; Clean-Up. If any written report, including any report containing results of any Environmental Assessment (an “Environmental Report”) shall indicate (i) the presence of any Hazardous Materials as to which Tenant has a removal or remediation obligation under this Section 5.3, and

(ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the “Clean-up”) of any Hazardous Materials is required, Tenant shall immediately prepare

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and submit to Landlord within thirty (30) days after receipt of the Environmental Report a comprehensive plan, subject to Landlord’s written approval, specifying the actions to be taken by Tenant to perform the Clean-up so that the Premises are restored to the conditions required by this Lease. Upon Landlord’s approval of the Clean-up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation of any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-Up Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease. If, within thirty (30) days after receiving a copy of such Environmental Report, Tenant fails either (a) to complete such Clean- up, or (b) with respect to any Clean-up that cannot be completed within such 30-day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and recover all of the costs and expenses thereof from Tenant as Additional Rent, payable within ten

(10) days after receipt of written demand therefor.

5.3.4.2No Rent Abatement. Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up necessitated by Tenant’s use of Hazardous Materials, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up.

5.3.4.3Surrender of Premises. Tenant shall complete any Clean-up prior to surrender of the Premises upon the expiration or earlier termination of this Lease, and shall fully comply with all Environmental Laws and requirements of any governmental authority with respect to such completion, including, without limitation, fully comply with any requirement to file a risk assessment, mitigation plan or other information with any such governmental authority in conjunction with the Clean-up prior to such surrender. Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean- up has been completed in accordance with all requirements of such governmental authority and that no further response action of any kind is required for the unrestricted use of the Premises (“Closure Letter”). Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to close all permits obtained in connection with Hazardous Materials in accordance with Applicable Laws.

5.3.4.4Failure to Timely Clean-Up. Should any Clean-up for which Tenant is responsible not be completed, or should Tenant not receive the Closure Letter and any governmental approvals required under Environmental Laws in conjunction with such Clean-up prior to the expiration or earlier termination of this Lease, and Tenant’s failure to receive the Closure Letter is prohibiting Landlord from leasing the Premises or any part thereof to a third party, or prevents the occupancy or use of the Premises or any part thereof by a third party, then Tenant shall be liable to Landlord as a holdover tenant (as more particularly provided in Article 16) until Tenant has fully complied with its obligations under this Section 5.3.

5.3.5Confidentiality. Unless compelled to do so by applicable law, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and reports regarding the environmental condition of the Premises to any Person (other than Tenant’s consultants, attorneys, property managers and employees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord. In the event Tenant reasonably believes that disclosure is compelled by Applicable Laws, it shall provide Landlord ten (10) days’ advance notice of disclosure of confidential information so that Landlord may attempt to obtain a protective order. Tenant may additionally release such information to bona fide prospective purchasers or lenders, subject to any such parties’ written agreement to be bound by the terms of this Section 5.3.

5.3.6Copies of Environmental Reports. Within thirty (30) days of receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports regarding Tenant’s activities with respect to the Premises, or ground water beneath the Land, or the environmental condition or Clean-up thereof. Tenant shall be obligated to provide Landlord with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials.

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5.3.7Signs, Response Plans, Etc. Tenant shall be responsible for posting on the Premises any signs required under applicable Environmental Laws. Tenant shall also complete and file any business response plans or inventories required by any applicable Environmental Laws. Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord.

5.3.8Survival. Each covenant, agreement, representation, warranty and indemnification made by Tenant set forth in this Section 5.3 shall survive the expiration or earlier termination of this Lease and shall remain effective until all of Tenant’s obligations under this Section 5.3 have been completely performed and satisfied.

5.4Premises Compliance with ADA. Notwithstanding any other provision herein to the contrary, Landlord shall be responsible for all liabilities, costs and expenses arising out of or in connection with the initial compliance of the Premises with the Americans with Disabilities Act, 42 U.S.C. § 1210 I, et seq., and any state and local accessibility laws, codes, ordinances and rules (collectively, and together with regulations promulgated pursuant thereto, the “ADA”), and Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold Landlord and its affiliates, employees, agents and contractors; and any lender, mortgagee or beneficiary (each, a “Lender” and, collectively with Landlord its partners and subpartners, and their respective officers, members, directors, shareholders, agents, property managers, employees and independent contractors, the “Landlord Indemnitees”) harmless from and against any demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses (including reasonable attorneys’ fees, charges and disbursements) incurred in investigating or resisting the same (collectively, “Claims”) arising out of or in connection with any Alterations or other changes to the Premises resulting in the failure of the Premises to comply with the ADA. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

5.5	Rules and Regulations, CC&Rs, Parking Facilities and Common Areas.

5.5.1Tenant shall have the non-exclusive right, in common with others, to use the Common Areas, subject to the Rules and Regulations. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord (but Landlord shall generally maintain and operate the Common Areas in a first-class manner) and the use thereof shall be subject to commercially reasonable Rules and Regulations, as Landlord may make from time to time.

5.5.2This Lease is subject to any recorded covenants, conditions or restrictions on the Project or Property (the “CC&Rs”) that are provided to Tenant by Landlord prior to execution of this Lease, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time; provided that any such amendments, restatements, supplements or modifications do not materially modify Tenant’s rights or obligations hereunder. Tenant shall comply with the CC&Rs.

5.5.3Tenant shall have a non-exclusive, irrevocable license to use throughout the Lease Term the number of unreserved parking passes set forth in Section 2.11 of the Summary in at such locations in the parking facilities serving the Building as may be determined by Landlord from time to time in common with the other occupants of the Building, on an unreserved basis at no cost to Tenant. Tenant shall use only such parking facilities to park Tenant’s vehicles. In no event shall Tenant park or store any items other than automotive vehicles at such parking facilities.

5.5.4Tenant agrees not to unreasonably overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right to determine that parking facilities are becoming overcrowded and to limit Tenant’s use thereof. Landlord may reasonably allocate parking spaces among Tenant and other tenants of the Building or the Project and Tenant shall be entitled to use throughout the Lease Term the number of unreserved parking passes set forth in Section 2.11 of the Summary. Nothing in this Section, however, is intended to create an affirmative duty on Landlord’s part to monitor parking.

5.5.5Landlord reserves the right to modify the Common Areas, including the right to add or remove exterior and interior landscaping and to subdivide real property, in accordance with the terms and conditions of this Lease. Tenant acknowledges that Landlord specifically reserves the right to allow the exclusive use of corridors and restroom facilities located on specific floors to one or more tenants occupying such floors; provided, however,

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that Tenant shall not be deprived of the use of the corridors reasonably required to serve the Premises or of restroom facilities serving the floor upon which the Premises are located. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, so long as such closures, alterations or additions to not materially and permanently alter the Tenant’s use of, and access to, the Premises.

6.	SERVICES AND UTILITIES

6.1Landlord Provided Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1Landlord shall provide HVAC when necessary for normal comfort in the Building Common Areas from 8:00 A.M. to 6:00 P.M. Monday through Friday, and on Saturdays from 9:00 A.M. to 1:00 P.M. (collectively, the “Building Hours”), except for the date of observance of New Year’s Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays which are observed by other buildings comparable to and in the vicinity of the Building (collectively, the “Holidays”).

6.1.2Landlord shall provide adequate electrical wiring and facilities for connection to Tenant’s lighting fixtures and incidental use equipment pursuant to the Work Letter attached hereto and the connected electrical load of Tenant’s lighting fixtures does not exceed Tenant’s Share of the per floor limits allocated to tenants of the Building. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.3Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas, and to the Premises pursuant to the Work Letter attached hereto.

6.1.4Landlord shall provide a dumpster and/or trash compactor at the Building for use by Tenant and other tenants for ordinary office waste (and not for Hazardous Materials) and janitorial, trash services and cleaning to Building Common Areas consistent with Comparable Buildings.

6.1.5Landlord agrees to provide and maintain utility connections to the Building and, where applicable, Common Areas, for electricity, water and sewer.

6.1.6Subject to the provisions of this Article, Landlord shall furnish the electric energy that Tenant shall reasonably require in the Premises for the purposes permitted under this Lease. Except for electric energy required to operate motors on the air handlers providing HVAC (the “HVAC Electric”), such electric energy shall be furnished through a meter or meters and related equipment installed and, as appropriate from time to time, upgraded by Landlord, in each case at Landlord’s expense, measuring the amount of electric energy furnished to the Premises. While Landlord shall pay for the cost of installing any such new meters for the Premises, Tenant shall be responsible, at its cot, for servicing, maintaining and monitoring such meters and related equipment. Tenant shall pay for electric energy (for which it is liable for payment under this Article) in accordance with Sections 15.1 and 15.10 within ten (10) days after receipt of any bills related thereto. The amount charged for electric energy furnished to the Premises, excluding HVAC Electric, shall be one hundred percent (100%) of Landlord’s cost (including those charges applicable to or computed on the basis of electric consumption, demand and hours of use, any sales or other taxes regularly passed on to Landlord by such public utility company, fuel rate adjustments and surcharges, weighted in each case to reflect differences in consumption or demand applicable to each rate level). Tenant and its authorized representatives may have access to such meter or meters (if any) on at least three (3) days’ prior notice to Landlord for the purpose of verifying Landlord’s meter readings (if any). From time to time during the Lease Term, Landlord may, in its sole discretion, (a) install or eliminate such meters, (b) increase or reduce the number of such meters, or (c) replace any or all of such meters.

6.2Tenant Provided Services and Utilities. Except as otherwise expressly set forth in Section 6.1, above, Tenant will be responsible, at its sole cost and expense, for the furnishing of all services and utilities to the Premises, including without limitation electricity, water, telephone, janitorial and Premises security services.

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6.2.1Tenant shall be solely responsible for performing all janitorial and trash services and other cleaning of the Premises, all in compliance with Applicable Laws. In the event such service is provided by a third party janitorial service, and not by employees of Tenant, such service shall be a janitorial service approved in advance by Landlord (Landlord shall provide Tenant with a list of approved vendors upon Tenant’s request). The janitorial and cleaning of the Premises shall be adequate to maintain the Premises in a manner consistent with Comparable Buildings.

6.2.2Subject to Applicable Laws and the other provisions of this Lease (including, without limitation, the Rules and Regulations, and except in the event of an emergency) and Landlord’s reasonable security measures, Tenant shall have access to the Building, the Premises and the Common Areas of the Building, other than Common Areas requiring access with a Building engineer, twenty-four (24) hours per day, seven (7) days per week, every day of the year; provided, however, that Tenant shall only be permitted to have access to and use of the limited- access areas of the Building during the normal operating hours of such portions of the Building.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.2.3Tenant shall pay for all water (including the cost to service, repair and replace reverse osmosis, de-ionized and other treated water that Tenant may require), gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon, utilities and services provided to the Premises that are separately metered shall be paid by Tenant directly to the supplier of such utility or service. If any such utility is not separately metered to Tenant, Tenant shall pay Tenant’s Share of all charges of such utility jointly metered with other premises as Additional Rent or, in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant and charge Tenant with the cost of monitoring such metering equipment, provided that Landlord shall pay for the cost of the initial purchase and installation (only) of any such metering equipment. To the extent that Tenant uses more than Tenant’s Pro Rata Share of any utilities, then Tenant shall pay Landlord Tenant’s Share of Operating Expenses to reflect such excess. In the event that the Building or the Project is less than fully occupied, Tenant acknowledges that Landlord may extrapolate utility usage that vary depending on the occupancy of the Building or Project, as applicable, by dividing

(a) the total cost of utility usage by (b) the Rentable Area of the Building or Project (as applicable) that is occupied, then multiplying (y) the resulting quotient by (z) ninety-five percent (95%) of the total Rentable Area of the Building or Project (as applicable). Tenant shall pay Tenant’s Share of the product of (y) and (z), subject to adjustment based on actual usage as reasonably determined by Landlord; provided, however, that Landlord shall not recover more than one hundred percent (100%) of actual utility costs incurred by Landlord. Landlord acknowledges and agrees that any extrapolation of utility usage is intended to result in Tenant paying its fair share of utility costs generally corresponding to Tenant’s actual usage or consumption of such utilities during the period for which Landlord invoices Tenant for such costs.

6.2.4For the Premises, Tenant shall (a) maintain and operate the heating, ventilating and air conditioning systems used for the Permitted Use only (“HVAC”) and for reasonably comfortable occupancy of the Premises twenty-four (24) hours a day, every day during the Lease Term, subject to casualty, eminent domain or as otherwise specified in this Article. Notwithstanding anything to the contrary in this Section but subject to the express provisions of Section 6.4 below, Landlord shall have no liability, and Tenant shall have no right or remedy, on account of any interruption or impairment in HVAC services. If requested in writing by Landlord, Tenant shall provide Landlord copies of HVAC maintenance contracts and HVAC maintenance reports on a quarterly basis. In the event Landlord determines that Tenant is not properly maintaining the HVAC, Landlord may take over the responsibilities in (a) and (b) above.

6.2.5For any utilities serving the Premises for which Tenant is billed directly by such utility provider, Tenant agrees to furnish to Landlord upon Landlord’s request (a) any invoices or statements for such utilities within thirty (30) days after Tenant’s receipt thereof and (b) within thirty (30) days after Landlord’s request, any other utility usage information reasonably requested by Landlord. Tenant shall retain records of utility usage at the Premises, including invoices and statements from the utility provider, for at least sixty (60) months, or such other shorter period of time as may be requested by Landlord. Tenant acknowledges that any utility information for the Premises, the Building and the Project may be shared with third parties, including Landlord’s consultants and

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Governmental Authorities. In the event that Tenant fails to comply with this Section, Tenant hereby authorizes Landlord to collect utility usage information directly from the applicable utility providers.

6.2.6Tenant, at its sole cost, shall furnish and install all replacement lighting tubes, lamps, bulbs and ballasts required in the Premises.

6.2.7Tenant’s use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. In order to ensure that such capacity is not exceeded, and to avert a possible adverse effect upon the Project’s distribution of electricity via the Project’s electric system, Tenant shall not, without Landlord’s prior written consent in each instance (which consent Landlord may condition upon the availability of electric energy in the Project as allocated by Landlord to various areas of the Project) connect any fixtures, appliances or equipment (other than Tenant’s normal business machines) to the Building’s or Project’s electric system or make any alterations or additions to the electric system of the Premises existing on the Lease Commencement Date. Should Landlord grant such consent, all additional risers, distribution cables or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant to Landlord on demand (or, at Tenant’s option, shall be provided by Tenant pursuant to plans and contractors approved by Landlord, and otherwise in accordance with the provisions of this Lease). Landlord shall have the right to require Tenant to pay sums on account of such cost prior to the installation of any such risers or equipment.

6.2.8Landlord reserves the right, upon reasonable, prior written notice to Tenant absent exigent circumstances in which the giving of such notice is not reasonably possible, to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when Landlord deems reasonably necessary, due to accident, emergency or the need to make repairs, alterations or improvements, until such repairs, alterations or improvements shall have been completed, and Landlord shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or electric service when prevented from doing so by Force Majeure; a failure by a third party to deliver gas, oil or another suitable fuel supply; or Landlord’s inability by exercise of reasonable diligence to obtain gas, oil or another suitable fuel. If any such repairs, alterations or improvements might require or cause an interruption in electrical service to the Premises or any portion thereof, Landlord will give to Tenant at least three (3) business days prior written notice whenever practicable. Without limiting the foregoing, it is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of Landlord’s negligence so long as Landlord uses commercially reasonable efforts to restore such service as quickly as is reasonably practicable.

6.3Capacities; Overstandard Tenant Use. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, within thirty (30) days after Tenant’s receipt of an invoice therefor, the actual cost of such excess consumption; and if Tenant does not cease such excessive usage promptly following written notice from Landlord, Landlord may install devices to separately meter any utility use (or use other reasonable industry standard methods to reasonably estimate such use) and in such event Tenant shall pay the cost directly to Landlord, within thirty (30) days after Tenant’s receipt of an invoice therefor, at the rates charged by the public utility company furnishing the same, including the cost of installing, testing and maintaining of such additional metering devices. Tenant’s use of electricity and any other utility serving the Premises shall never exceed the capacity of the feeders to the Project or the risers or wiring installation or Tenant’s Share of the per floor limits otherwise set forth on Exhibit 6.3, attached. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost per zone to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time establish based upon its reasonably estimated out-of-pocket costs.

6.4Interruption of Use. Tenant agrees that, to the extent permitted pursuant to Applicable Laws, Landlord shall not be liable for damages (other than abatement of Rent), for failure to furnish or delay in furnishing any service required to be provided by Landlord under this Lease, or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other

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fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause, and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

Notwithstanding the foregoing to the contrary, in the event that there shall be an interruption, curtailment or suspension of any service required to be provided by Landlord pursuant to Section 6.1 (and no reasonably equivalent alternative service or supply is provided by Landlord) that shall materially interfere with Tenant’s use and enjoyment of a material portion of the Premises, and Tenant actually ceases to use the affected portion of the Premises (any such event, a “Service Interruption”), and if (i) such Service Interruption shall continue for ten (10) consecutive business days following receipt by Landlord of written notice from Tenant describing such Service Interruption (the “Service Interruption Notice”), and (ii) such Service Interruption shall not have been caused, in whole or in part, by reasons beyond Landlord’s reasonable control or by an act or omission in violation of this Lease by any Tenant Party or by any negligence of Tenant any Tenant Parties (a Service Interruption that satisfies the foregoing conditions being referred to hereinafter as a “Material Service Interruption”), then, as liquidated damages and Tenant’s sole remedy at law or equity, Tenant shall be entitled to an equitable abatement of Base Rent and Tenant’s Share of Direct Expenses, based on the nature and duration of the Material Service Interruption, the area of the Premises affected, and the then current Rent amounts, for the period that shall begin on the commencement of such Material Service Interruption and that shall end on the day such Material Service Interruption shall cease. To the extent a Material Service Interruption is caused by an event covered by Articles 11 or 13 of this Lease, then Tenant’s right to abate rent shall be governed by the terms of such Article 11 or 13, as applicable, and the provisions of this paragraph shall not apply.

6.5Triple Net Lease. Landlord and Tenant acknowledge that, except as otherwise provided to the contrary in this Lease, it is their intent and agreement that this Lease be a “TRIPLE NET” lease and that as such, the provisions contained in this Lease are intended to pass on to Tenant or reimburse Landlord for the costs and expenses reasonably associated with this Lease, the Building and the Project, and Tenant’s operation therefrom except as expressly described herein. To the extent such costs and expenses payable by Tenant cannot be charged directly to, and paid by, Tenant, such costs and expenses shall be paid by Landlord but reimbursed by Tenant as Additional Rent.

7.	REPAIRS

Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures, furnishings, and systems and equipment within the Premises or elsewhere exclusively serving the Premises, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior reasonable approval of Landlord, and within any reasonable period of time, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear; provided however, that if Tenant fails to make such repairs within applicable notice and cure periods, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a management fee of 5% of such costs. Without limitation, Tenant shall be responsible for electrical, plumbing, heating, ventilating and air-conditioning systems and other utility services serving the Premises from the Building connection point to the Premises (to the extent serving Tenant exclusively), and Tenant shall secure, pay for, and keep in force contracts with appropriate and reputable service companies reasonably approved by Landlord providing for the regular maintenance of such systems. Notwithstanding the foregoing, Landlord shall be responsible for repairs to the exterior walls, foundation and roof (including roof membrane) of the Building, the structural portions of the floors of the Building, and the base building systems and equipment of the Building and Common Areas (to the extent not serving Tenant exclusively), except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant; provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Subject to the terms of Article 27, below, Landlord may, but shall not be required to, enter the Premises at all reasonable times and upon reasonable prior notice to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord

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shall reasonably desire or deem necessary or as Landlord may be required to do by governmental or quasi- governmental authority or court order or decree. Landlord shall comply with all reasonable and nondiscriminatory requirements of Tenant when accessing the Premises provided such requirements are intended, in good faith, for the purpose of protecting Tenant’s work, proprietary information and any other sensitive matter pertaining to Tenant’s Permitted Use. Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Section 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect. Tenant’s obligation hereunder shall include maintenance and repair of all telecommunications wire and cabling exclusively serving the Premises from the Building’s network cabling.

8.	ADDITIONS AND ALTERATIONS

8.1Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing, HVAC facilities or other utility or Building systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) business days prior to the commencement thereof. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed nonstructural Alterations, provided that such Alterations (1) are not visible from the outside of the Building,

(2) do not affect the use of or require access to any part of the Building other than the Premises, (3) do not violate any certificate of occupancy for the Building or any other permits or licenses relating to the Project, (4) do not adversely affect any service required to be furnished to Tenant or to any other tenant or occupant of the Building, (5) do not affect any Building systems or Common Areas, (6) do not reduce the value or utility of the Building, and (7) otherwise comply with the Rules and Regulations and this Article 8.

8.2Prior to commencing any Alterations affecting air distribution or disbursement from ventilation systems serving Tenant or the Building, including without limitation the installation of Tenant’s exhaust systems, Tenant shall provide Landlord with a third party report from a consultant, and in a form reasonably acceptable to Landlord, showing that such work will not adversely affect the ventilation systems or air quality of the Building (or of any other tenant in the Building) and shall, upon completion of such work, provide Landlord with a certification reasonably satisfactory to Landlord from such consultant confirming that no such adverse effects have resulted from such work.

8.3Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) and the requirement that upon Landlord’s request (subject to the terms of Section 8.5 below), Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all Applicable Laws and, where required by Applicable Law, pursuant to a valid building permit. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. Upon completion of any Alterations (or repairs), Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors, design professionals, service providers, suppliers and materialmen who performed such work and whose labor, supplies or services give rise to a lien under California law. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations in CAD format as well as copies of all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.4Payment for Improvements. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to five percent (5%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with the Landlord’s review of any proposed Alterations.

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8.5Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant or Tenant’s general contractor carries “Builder’s All Risk” insurance (to the extent that the cost of the work shall exceed $100,000.00) in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Tenant’s contractors and subcontractors shall be required to carry Commercial General Liability Insurance, Auto Liability Insurance, and Workers’ Compensation Insurance in amounts approved by Landlord and otherwise in accordance with the requirements of Article 10 of this Lease and such Commercial General Liability and Auto Liability insurance shall name Tenant and the Landlord Parties (as defined below) as additional insureds on a primary and non-contributory basis for both ongoing and completed operations. Tenant shall maintain and require its contractors and subcontractors to maintain products-completed operations coverage for not less than the greater of ten

(10) years after substantial completion of any Alterations or the greater time under which a claim may be properly brought under the applicable statute of limitations or repose. Landlord may, in its discretion, require Tenant to obtain and record a statutory form of lien bond, or obtain performance and payment bonds, or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee, in each case in form and substance reasonably satisfactory to Landlord. In addition, Tenant’s contractors and subcontractors shall be required to provide a waiver of subrogation in favor of Landlord Parties.

8.6Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and, excepting Tenant’s trade fixtures and equipment, shall be and become the property of Landlord and remain in place at the Premises following the expiration or earlier termination of this Lease. Notwithstanding the foregoing to the contrary, Landlord may, by written notice to Tenant, require Tenant, at Tenant’s expense, to remove any Alterations and/or improvements and/or systems and equipment within the Premises and to repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete any required removal and/or to repair any damage caused by the removal of any Alterations and/or improvements and/or systems and equipment in the Premises and return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord, Landlord may do so and may charge the actual and reasonable cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

9.	COVENANT AGAINST LIENS

Within ten (10) business days following a request in writing by Landlord, Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials or services furnished or obligations incurred by or on behalf of Tenant (which expressly excludes the Landlord Work), and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any work, services or obligations related to the Premises giving rise to any such liens or encumbrances (or such additional time as may be necessary under Applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non- responsibility (to the extent applicable pursuant to then Applicable Laws). Tenant shall remove any such lien or encumbrance by statutory lien bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.

10.	INSURANCE

10.1Indemnification and Waiver. To the maximum extent permitted pursuant to Applicable Laws, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises) and agrees that, to the extent permitted pursuant to Applicable Laws, Landlord, its lenders, partners, subpartners, the Additional Insureds, and each of their respective officers, agents, servants, employees, and

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independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, injury, expense and liability (including without limitation court costs and reasonable attorneys’ fees) during the Lease Term, or any period of Tenant’s occupancy of the Premises prior to the commencement or after the expiration of the Lease Term, incurred in connection with or arising from (i) any cause in, on or about the Premises (including, but not limited to, a slip and fall), provided that the terms of the foregoing indemnity shall not apply to the extent of any negligence or willful misconduct of Landlord,

(ii) any negligent acts or omissions of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project, or (iii) any breach of the terms of this Lease by Tenant, either prior to, during, or after the expiration of the Lease Term. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its reasonable costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease.

10.2Tenant’s Compliance With Landlord’s Property Insurance. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises for any purpose other than customary, general office use causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3Tenant’s Insurance. Tenant shall maintain, at its cost and expense, the following coverages with limits of not less than the greater of (i) those set forth hereunder, (ii) those evidenced on the declaration page of the pertinent insurance policy, and (iii) those required by law.

10.3.1Commercial General Liability Insurance issued on terms no less broad than the most current ISO CG 00 01 occurrence form, covering the insured against claims of bodily injury, personal and advertising injury and property damage (including loss of use thereof) arising out of Tenant’s operations, products/completed operations, social or host liquor liability (if applicable), and “insured contracts” (as defined by the most current ISO CG 00 01 form), including a Separation of Insureds provision with no exclusion for cross-liability, and including the Additional Insureds (as defined hereunder) as additional insureds with respect to both ongoing and completed operations coverage on a primary and non-contributory basis, for limits of liability of not less than:

$1,000,000 each occurrence

$2,000,000 annual aggregate per location

$1,000,000 personal and advertising injury

$2,000,000 products-completed operations No deductible or self-insured retention.

10.3.2Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, and (ii) the Tenant Improvements described in Exhibit 1.1.1-2 and any other tenant improvements that exist in the Premises as of the Lease Commencement Date (the “New Improvements”). Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, hail, windstorm, flood, earthquake, terrorism, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, earthquake sprinkler leakage, bursting or stoppage of pipes, and explosion.

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10.3.3Business Income Interruption for one (1) year plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings and continuing expense, including rent, attributable to the risks outlined in Section 10.3.2 above. Tenant may self-insure the Business Income Interruption insurance so long as the self-insured amount shall be deemed to contain all of the terms and conditions applicable to the insurance required in this Lease, including, without limitation, full waiver of subrogation in favor of Landlord.

10.3.4Auto Liability Insurance covering liability arising out of any auto, including owned (if any), non-owned, leased, and hired autos, with a limit of not less than $1,000,000 combined single limit each accident for bodily injury and property damage.

10.3.5Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations, together with Employer’s Liability Insurance with limits of not less than $1,000,000 bodily injury (each accident), $1,000,000 bodily injury by disease (each employee), and

$1,000,000 bodily injury by disease (policy limit) or such greater amounts as may be required by Tenant’s Umbrella/Excess Liability policy in order to effect such coverage. The policy will include a waiver of subrogation in favor of the Landlord Parties.

10.3.6Umbrella and/or Excess Liability Insurance policy in excess of Commercial General Liability, Auto Liability, and Employer’s Liability Insurance policies, concurrent to, and at least as broad as the underlying primary insurance policies, which must “drop down” over reduced or exhausted aggregate limits as to such underlying policies and contain a “follow form” statement. The limits must be no less than $1,000,000 each occurrence and $1,000,000 in the aggregate. Such Umbrella/Excess Liability policy must be endorsed to provide that this insurance is primary to, and non-contributory with, any other insurance on which the Additional Insureds are an insured, whether such other insurance is primary, excess, contingent, self-insurance, or insurance on any other basis. This endorsement must cause the Umbrella/Excess coverage to be vertically exhausted, whereby such coverage is not subject to any “Other Insurance” clause under this Umbrella and/or Excess Liability policy.

10.3.7Tenant’s Agents/Contractors. In the case of Tenant’s contractors, subcontractors, and any vendors/consultants brought on to the property for any Alterations or other Tenant Improvements (collectively, for purposes of this Article 10, Tenant’s “Third Parties”), Tenant shall cause such Third Parties to obtain and maintain such insurance as is required under Sections 10.3.1, 10.3.4, and 10.3.5 herein, unless granted written approval from Landlord to waive such requirements. Such Third Parties’ coverage under Sections 10.3.1 and 10.3.4 shall include Tenant and the Additional Insureds each as additional insureds on a primary and non-contributory basis for both ongoing and completed operations. Additionally, the commercial general liability limit required to be carried by any contractor or subcontractors of Tenant shall be not less than the following: (x) general contractors – $5,000,000,

(y) any subcontractors for work costing $250,000 or more – $2,000,000, and (z) any subcontractors for work costing less than $250,000 – $1,000,000. The foregoing limits may be satisfied by a combination of primary and/or excess policies.

10.4Form of Policies. The minimum limits of policies of insurance required of Tenant and its agents/contractors under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall name Landlord, its subsidiaries and affiliates, Longfellow Property Management Services CA Inc.; Longfellow Strategic Value Fund, LLC; San Diego Inspire REIT, LLC; San Diego Inspire Holdings, LLC; LSVF Americas, LP; LSVF Pacific, LP; Longfellow Capital Partners II, LP; Longfellow Real Estate Partners, LLC; Invesco CMI Investments, LP; and any other party the Landlord so specifies (collectively, the “Additional Insureds”), as additional insureds under the policies listed in Sections 10.3.1, 10.3.2 and 10.3.3 and 10.3.6. All insurance policies required to be maintained by Tenant shall (i) be issued by an insurance company having a rating of not less than A:VIII in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (ii) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance required of Tenant; (iii) be in form and content reasonably acceptable to Landlord (Tenant shall provide full and complete copies of any policies that Landlord reasonably requests); (iv) be endorsed with waiver of subrogation endorsements in favor of the Additional Insureds; (v) not contain deductible or self-insured retention in excess of $25,000 unless otherwise approved by Landlord in writing; and (vi) provide that said insurer shall provide thirty (30) days’ written notice to Landlord and any mortgagee of Landlord, to the extent such names are furnished to Tenant prior to the cancellation of such policy (ten (10) days’ for non-payment of premium). Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before

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the earlier to occur of (A) the Lease Commencement Date, and (B) the date upon which Tenant is first provided access to the Premises, and at least ten (10) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate within ten (10) days after written notice from Landlord, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor. Landlord and the Additional Insureds will not be responsible for any deductibles or self-insured retentions related to any insurance under this Article 10.

10.5Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right of the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall specify that the waiver of subrogation shall not affect the right of the insured to recover thereunder. Tenant will waive, and cause its Third Parties to waive, all causes of action or claims they may have against the Additional Insureds for any liability and workers compensation claims they incur in relation to the Lease or any Alterations, or any other work or activities performed in connection with the Project.

10.6Additional Insurance Obligations. Landlord reserves the right to require such other insurance, written in such other amounts, terms, and conditions, against other insurable hazards that at the time are commonly insured against in the case of projects similar in nature, construction type, and geographic location to the Project and/or as otherwise required by any lender or mortgagee of Landlord. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of insurance to the extent required.

10.7Landlord’s Insurance. Landlord shall maintain its usual liability insurance as well as property insurance for the Building (excluding any Alterations and Tenant Improvements).

11.	DAMAGE AND DESTRUCTION

11.1Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore such Common Areas and the Premises to substantially the same condition as existed prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises shall not be materially impaired. To the extent permitted pursuant to Applicable Laws, Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the Permitted Use bears to the total rentable square feet of the Premises.

11.2Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) such damage is not fully covered by Landlord’s insurance policies; (iv) Landlord decides to rebuild the Building or

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Common Areas so that they will be substantially different structurally or architecturally; or (v) the damage occurs during the last twelve (12) months of the Lease Term; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within one hundred eighty (180) days after being commenced, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the negligence or intentional act of Tenant or any Tenant Party; (b) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and, (c) as a result of the damage to the Project, Tenant does not occupy or use the Premises at all. In addition, Tenant may terminate this Lease if the damage to the Premises occurs during the last twelve (12) months of the Lease Term, and, as a result of such damage, Tenant cannot reasonably conduct business from the Premises for a period of at least one-half (1/2) of the then-remaining Lease Term. In no event shall Landlord have any obligation to undertake restoration on account of any casualty except to the extent of the insurance proceeds actually received by Landlord.

11.3Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

12.	NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

13.	CONDEMNATION

13.1If the whole or substantially all of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if all reasonable access to the Building is so taken or condemned, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as

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of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated by Landlord, then Rent shall be proportionately abated. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, and provided that such temporary taking does not materially frustrate or unreasonably diminish Tenant’s ability to conduct its regular business from the Premises, then this Lease shall not terminate but the Base Rent and Tenant’s Share of Direct Expenses shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking, provided, however, that Tenant shall be entitled to a share of the award for any loss of fixtures and improvements and for moving and other reasonable expenses that do not otherwise reduce Landlord’s recovery. If this Lease does not terminate on account of any such eminent domain or condemnation proceeding, then Landlord shall, to the extent practicable, restore the affected area of the Premises, Building or Project. In no event shall Landlord have any obligation to undertake restoration on account of any condemnation or eminent domain proceeding except to the extent of the award actually received by Landlord.

14.	ASSIGNMENT AND SUBLETTING

14.1Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include

(i) the proposed effective date of the Transfer, which shall not be less than twenty (20) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, but in no event more than $5,000, within thirty (30) days after written request by Landlord.

14.2Landlord’s Consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed sublet of the Subject Space or assignment of this Lease on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any Applicable Law for Landlord to withhold consent to any proposed sublet or assignment where one or more of the following apply:

14.2.1The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2	The Transferee is either a governmental agency or instrumentality thereof;

14.2.3The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

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14.2.4The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease; or

14.2.5Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date Landlord receives the Transfer Notice, to lease space in the Project.

14.2.6In Landlord’s reasonable determination, the sub-rent, additional rent or other amounts received or accrued by Tenant from subleasing, assigning or otherwise Transferring all or any portion of the Premises is based on the income or profits of any person, or the assignment or sublease could cause any portion of the amounts received by Landlord pursuant to this Lease to fail to qualify as “rents from real property” within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”), or any similar or successor provision thereto or which would cause any other income of Landlord to fail to qualify as income described in section 856(c)(2) of the Code.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has withheld, conditioned or delayed its consent in violation of this Section 14.2 or otherwise has breached its obligations under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all Applicable Laws, on behalf of the proposed Transferee.

14.3Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee (other than any Permitted Transferee). “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in consideration for the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable third party expenses incurred by Tenant for (i) any design and construction costs incurred on account of changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent and tenant improvement allowances reasonably provided to the Transferee in connection with the Transfer (provided that such free rent and tenant improvement allowances shall be deducted only to the extent the same is included in the calculation of total consideration payable by such Transferee), (iii) any brokerage commissions in connection with the Transfer, and (iv) legal fees and disbursements reasonably incurred in connection with the Transfer (collectively, “Tenant’s Subleasing Costs”). “Transfer Premium” shall also include, but not be limited to, any lump sum payment, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.

14.4Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer which, together with all prior Transfers then remaining in effect, would cause twenty-five percent (25%) or more of the Premises to be Transferred for more than fifty percent (50%) of the then remaining Lease Term (assuming all sublease renewal or extension rights are exercised), Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the

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contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space. Thereafter, Landlord shall have the option, by giving written notice to Tenant (a “Recapture Notice”) within twenty (20) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. Landlord and Tenant shall share equally in the costs to demise any such portion of the Premises recaptured by Landlord pursuant to this Section 14.4. Notwithstanding the foregoing to the contrary, Tenant may, within ten (10) days following receipt of any Recapture Notice, rescind the Intention to Transfer Notice (and thereby negate the recapture of the Contemplated Transfer Space) to which it applies provided that Tenant does not proceed with the contemplated Transfer giving rise to the applicable Intention to Transfer Notice.

14.5Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord’s costs of such audit.

14.6Sublease/Transfer Restrictions. Notwithstanding anything contained herein to the contrary and without limiting the generality of Section 14.1 above, Tenant shall not: (a) sublet all or part of the Premises or assign or otherwise Transfer this Lease on any basis such that the rental or other amounts to be paid by the subtenant or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the subtenant or assignee; (b) sublet all or part of the Premises or assign this Lease to any person or entity in which, under Section 856(d)(2)(B) of the Code, Longfellow Atlantic REIT, Inc., a Delaware corporation (the “Company”), or any affiliate of the Company owns, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d) (5) of the Code), a ten percent (10%) or greater interest; or (c) sublet all or part of the Premises or assign this Lease in any other manner or otherwise derive any income which could cause any portion of the amounts received by Landlord pursuant hereto or any sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c) (2) of the Code. The requirements of this Section 14.4 shall likewise apply to any further subleasing, assignment or other Transfer by any subtenant or assignee. All references herein to Section 856 of the Code also shall refer to any amendments thereof or successor provisions thereto.

14.7Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to (and each sublease shall provide Landlord with the ability to): (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder,

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without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person.

14.8Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14, (i) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), (ii) an assignment of the Premises to an entity which acquires all or substantially all of the assets or beneficial interests (partnership, stock or other) of Tenant, (iii) an assignment of the Premises to an entity which is the resulting entity of a merger or consolidation of Tenant, or (iv) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering of Tenant’s stock, or any other transfer of Tenant’s stock, on a nationally-recognized stock exchange (any of the foregoing, a “Permitted Transferee”), shall not be deemed a Transfer under this Article 14, provided that (A) except in the case of clause (iv), above, Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, (B) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (C) with respect to clause (i), such Permitted Transferee shall be of a character and reputation consistent with the quality of the Building, and (D) with respect to an assignment to a Permitted Transferee or a Transfer pursuant to clause (ii) or (iii), above, the resulting Tenant under this Lease shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the Net Worth of Tenant on the date of execution of this Lease and on the day that is three (3) months prior to the effective date of such assignment or sublease. An assignee of Tenant’s entire interest that is also a Permitted Transferee may also be known as a “Permitted Assignee”. “Control”, as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity and the ability to direct the day-to-day affairs of such person or entity. No such permitted assignment or subletting or other Transfer permitted with or without Landlord’s consent pursuant to this Article 14 shall serve to release Tenant from any of its obligations under this Lease.

15.	SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all Alterations that Tenant is required to remove in accordance with Section 8.3 of this Lease, any debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant (unless Landlord, in its sole discretion, waives the requirement that any item of personal property be removed), and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. Tenant’s personal property

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includes all trade fixtures and equipment, as well as those items that are not built into the Premises and that have not been constructed or installed by Landlord.

15.3Environmental Assessment. Prior to the expiration of the Lease (or within thirty (30) days after any earlier termination), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing in or serving the Premises, and all exhaust or other ductwork in or serving the Premises, in each case that has carried, released or otherwise been exposed to any Hazardous Materials due to Tenant’s use or occupancy of the Premises, and shall otherwise clean the Premises so as to permit the Environmental Assessment called for by this Section 15.3 to be issued. Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant, at Tenant’s expense, shall obtain for Landlord a report (an “Environmental Assessment”) addressed to Landlord (and, at Tenant’s election, Tenant) by a reputable licensed environmental engineer or industrial hygienist that is designated by Tenant and acceptable to Landlord in Landlord’s reasonable discretion, which report shall be based on the environmental engineer’s inspection of the Premises and shall state, to Landlord’s reasonable satisfaction, that (a) the Hazardous Materials described in the first sentence of this paragraph, to the extent, if any, existing prior to such decommissioning, have been removed in accordance with Applicable Laws; (b) all Hazardous Materials described in the first sentence of this paragraph, if any, have been removed in accordance with Applicable Laws from the interior surfaces of the Premises (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing, and all such exhaust or other ductwork in the Premises, may be reused by a subsequent tenant or disposed of in compliance with Applicable Laws without incurring special costs or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of such Hazardous Materials and without giving notice in connection with such Hazardous Materials; and

(c) the Premises may be reoccupied for office, research and development, or laboratory use, demolished or renovated without incurring special costs or undertaking special procedures for disposal, investigation, assessment, cleaning or removal of Hazardous Materials described in the first sentence of this paragraph and without giving notice in connection with Hazardous Materials. Further, for purposes of clauses (b) and (c), “special costs” or “special procedures” shall mean costs or procedures, as the case may be, that would not be incurred but for the nature of the Hazardous Materials as Hazardous Materials instead of non-hazardous materials. The report shall also include reasonable detail concerning the clean-up measures taken, the clean-up locations, the tests run and the analytic results. Tenant shall submit to Landlord the identity of the applicable consultants and the scope of the proposed Environmental Assessment for Landlord’s reasonable review and approval at least 30 days prior to commencing the work described therein or at least 60 days prior to the expiration of the Lease Term, whichever is earlier.

If Tenant fails to perform its obligations under this Section 15.3, without limiting any other right or remedy, Landlord may, on five (5) business days’ prior written notice to Tenant perform such obligations at Tenant’s expense if Tenant has not commenced to do so within said five day period, and Tenant shall within 10 days of written demand reimburse Landlord for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with such work. Tenant’s obligations under this Section 15.2 shall survive the expiration or earlier termination of this Lease. In addition, at Landlord’s election, Landlord may inspect the Premises and/or the Project for Hazardous Materials at Landlord’s cost and expense within thirty (30) days of Tenant’s surrender of the Premises at the expiration or earlier termination of this Lease. Tenant shall pay for all such costs and expenses incurred by Landlord in connection with such inspection if such inspection reveals that a release or threat of release of Hazardous Materials exists at the Project or Premises as a result of the acts or omission of Tenant, its officers, employees, contractors, and agents (except to the extent resulting from (i) Hazardous Materials existing in the Premises as at the delivery of possession to Tenant (in which event Landlord shall be responsible for any Clean-up, as provided in this Lease), or (ii) the acts or omissions of Landlord or Landlord’s agents, employees or contractors, or of another tenant at the Project).

16.	HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with the express written consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term. If Tenant holds over after the expiration of the Lease Term of earlier termination thereof, without the express written consent of Landlord, such tenancy shall be deemed to be a tenancy by sufferance only, and shall not constitute a renewal hereof or an extension for any further term. In either case, Base Rent shall be payable at a monthly rate equal to (x) one hundred twenty-five percent (125%) of the Base Rent applicable during the last rental period of the Lease Term for the first 30 days of such hold over, and (y) the higher of fair market rent or one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the

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Lease Term for each day thereafter. Such month-to-month tenancy or tenancy by sufferance, as the case may be, shall be subject to every other applicable term, covenant and agreement contained herein, including without limitation the obligation to pay Additional Rent. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant wrongfully fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and/or any lost profits and consequential or indirect damages to Landlord resulting therefrom.

17.	ESTOPPEL CERTIFICATES

Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit 17, attached hereto (or such other form as may be reasonably required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. Within ten (10) business days following a request in writing by Landlord, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. If no audited financial statement is prepared, such statement will be certified by the CFO or Treasurer of Tenant.

18.	SUBORDINATION

This Lease shall be subject and subordinate to all future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases require in writing that this Lease be superior thereto. Tenant covenants and agrees that in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor. Notwithstanding any other provision of this Lease to the contrary, no holder of any such mortgage, trustee deed or other encumbrance and no such ground lessor, shall be obligated to perform or liable in damages for failure to perform any of Landlord’s obligations under this Lease unless and until such holder shall foreclose such mortgage, trust deed or other encumbrance, or the lessors under such ground lease or underlying leases otherwise acquire title to the Property, and then shall only be liable for Landlord’s obligations arising or accruing after such foreclosure or acquisition of title, provided the foregoing shall not release any such holder or ground lessor from performing ongoing obligations of Landlord from and after the date of such foreclosure or acquisition of title, such as repair and maintenance obligations. No such holder shall ever be obligated to perform or be liable in damages for any of Landlord’s obligations arising or accruing before such foreclosure or acquisition of title. Landlord’s delivery to Tenant of commercially reasonable non-disturbance agreement(s) in favor of Tenant from any ground lessors, mortgage holders or lien holders of Landlord who come into existence following the date hereof but prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant’s agreement to subordinate this Lease to any such ground lease, mortgage or lien. Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds,

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ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any foreclosure proceeding or sale.

Landlord’s interest herein may be assigned as security at any time to any Mortgagee. Notwithstanding the foregoing or anything to the contrary herein, no Mortgagee succeeding to the interest of Landlord hereunder shall be

(i) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease, (ii) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant (except to the extent any such deposit is actually received by such mortgagee or ground lessor), (iii) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (iv) bound by any amendment or modification of this Lease subsequent to such mortgage, or by any previous prepayment of Rent for more than one (1) month, which was not approved in writing by the Mortgagee, (v) liable beyond such Mortgagee’s interest in the Project, or (vi) responsible for the payment or performance of any work to be done by Landlord under this Lease to render the Premises ready for occupancy by Tenant or for the payment of any tenant improvements allowances. Nothing in clause (i), above, shall be deemed to relieve any Mortgagee succeeding to the interest of Landlord hereunder of its obligation to comply with the obligations of Landlord under this Lease from and after the date of such succession.

No Mortgagee shall, either by virtue of the Mortgage or any assignment of leases executed by Landlord for the benefit of such Mortgagee, be or become a mortgagee in possession or be or become subject to any liability or obligation under the Lease or otherwise until such Mortgagee shall have acquired the interest of Landlord in the Property, by foreclosure or otherwise, or in fact have taken possession of the Property as a mortgagee in possession and then such liability or obligation of Mortgagee under the Lease shall extend only to those liability or obligations accruing subsequent to the date that such Mortgagee has acquired the interest of Landlord in the Premises, or in fact taken possession of the Property as a mortgagee in possession.

19.	DEFAULTS; REMEDIES

19.1Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due and such failure shall continue for five (5) days after notice of such failure is given to Tenant; except that if Landlord shall have given one (1) such notice in any twelve (12) month period, Tenant shall not be entitled to any further notice of its delinquency in the payment of Rent or any other charge required to be paid under this Lease until such time as twelve (12) consecutive months shall have elapsed without Tenant having defaulted in any such payment; or

19.1.2Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3	Abandonment of the Premises by Tenant; or

19.1.4The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than four (4) business days after notice from Landlord;

19.1.5If a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant’s property and such appointment is not discharged within 90 days thereafter or if a petition including, without limitation, a petition for reorganization or arrangement is filed by Tenant under any bankruptcy law or is filed against Tenant and, in the case of a filing against Tenant only, the same shall not be dismissed within 90 days from the date upon which it is filed.

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The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2Remedies Upon Default. Upon the occurrence of any event of default by Tenant beyond applicable notice and cure periods, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

19.2.1Terminate this Lease (pursuant to Section 1951.2 of the California Civil Code), in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i)The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus

(ii)The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, commercially reasonable brokerage commissions and advertising expenses incurred, reasonable expenses of remodeling the Premises or any portion thereof for a new tenant which are not paid for my tenant or accounted for in the rental rate, whether for the same or a different use, and any commercially reasonable special concessions made to obtain a new tenant; and

(v)At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under this Section 19.2, or any law or other provision of this Lease), without prior demand or notice except as required by Applicable Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or

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breach of any provision hereof. The provisions of this Section 19.2.6 are not dependent upon the occurrence of a default.

19.2.4Any obligation imposed by law upon Landlord to relet the Premises after any termination of the Lease shall be subject to the reasonable requirements of Landlord, and Landlord shall not be obligated to relet the Premises to any party to whom Landlord may desire to lease other available space in the Building.

19.2.5Nothing herein shall limit or prejudice the right of Landlord to prove and obtain in a proceeding for bankruptcy, insolvency, arrangement or reorganization, by reason of the termination, an amount equal to the maximum allowed by a statute of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount is greater to, equal to, or less than the amount of the loss or damage which Landlord has suffered.

19.3Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.5	Landlord Default.

Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion.

20.	COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in addition to any other covenant express or implied.

21.	SECURITY DEPOSIT

Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a letter of credit (the “L/C Security”) in the amount set forth in Section 9 of the Summary as security for the faithful performance by Tenant of all of its obligations under this Lease as follows:

(a)Tenant shall provide Landlord, and maintain in full force and effect throughout the Term and until the date that is ninety (90) days after the Lease Expiration Date, an evergreen letter of credit substantially in the form of Exhibit 21.1 issued by an issuer reasonably satisfactory to Landlord, in the amount set forth in Section 9 of the Summary. If at any time during the Term (i) Landlord determines in its sole reasonable

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discretion that the financial condition of such issuer has changed in any materially adverse way from the financial condition of such issuer as of the date of execution of this Lease including, without limitation, if such issuer is declared insolvent or is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, if a trustee, receiver or liquidator is appointed for such issuer, if the credit rating of the long-term debt of the issuer of the letter of credit (according to Moody’s, Standard & Poor’s or similar national rating agency reasonably identified by Landlord) is downgraded to a grade below investment grade, if the issuer enters into any supervisory agreement with any governmental authority or fails to meet any capital requirements imposed by applicable law, Landlord may require the L/C Security to be replaced by an L/C Security issued by a different issuer, in which event Tenant shall within fifteen (15) days after written notice from Landlord deliver to Landlord a replacement L/C Security issued by a commercial bank or savings and loan association acceptable to Landlord in its sole reasonable discretion and that meets all other requirements of this Article. If Tenant has actual notice, or Landlord notifies Tenant at any time, that any issuer of the L/C Security has become insolvent or placed into FDIC receivership, then Tenant shall promptly deliver to Landlord (without the requirement of further notice from Landlord) substitute L/C Security issued by a commercial bank or savings and loan association acceptable to Landlord in its sole discretion and that meets all other requirements of this Article. As used herein with respect to the issuer of the L/C Security, “insolvent” shall mean the determination of insolvency as made by such issuer’s primary bank regulator (i.e., the state bank supervisor for state chartered banks; the OCC or OTS, respectively, for federally chartered banks or thrifts; or the Federal Reserve for its member banks).

(b)Landlord may draw upon the L/C Security, and hold and apply the proceeds for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default, if: (i) a default beyond applicable notice and cure periods exists (or would have existed with the giving of notice and passage of applicable cure periods, but only if transmittal of a default notice is stayed or barred by applicable bankruptcy or other similar law); (ii) as of the date fifteen (15) days before any L/C Security expires Tenant has not delivered to Landlord an amendment or replacement for such L/C Security, reasonably satisfactory to Landlord, extending the expiry date to the date that is ninety (90) days after the then-current Lease Expiration Date; (iii) Tenant fails to pay any bank charges for Landlord’s transfer of the L/C Security when due following notice and five (5) business days opportunity to cure; or (iv) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office in the city where Landlord may present drafts under the L/C Security (and fails to permit drawing upon the L/C Security by overnight courier or facsimile), and Tenant fails to procure a replacement L/C Security within fifteen (15) days thereof. This Section does not limit any other provisions of this Lease allowing Landlord to draw the L/C Security under specified circumstances. In the event of any such draw upon the L/C Security, Tenant shall within 10 business days thereafter provide Landlord with a replacement letter of credit, or amendment to the existing letter of credit increasing the amount of such letter of credit, in the amount of L/C Security, and in the form, required hereunder, and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall hold the proceeds of any draw not applied as set forth above as a cash Security Deposit as further described below.

(c)If Landlord transfers its interest in the Premises, then Landlord shall transfer the L/C Security to the transferee of its interest and notify Tenant of such transfer, and Tenant shall at Tenant’s expense, within fifteen (15) business days after receiving a request from Landlord, deliver (and, if the issuer requires, Landlord shall consent to) an amendment to the L/C Security naming Landlord’s grantee as substitute beneficiary. If the required Security Deposit changes while L/C Security is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the L/C Security.

(d)If and to the extent Landlord is holding the proceeds of the L/C Security in cash from time to time, such cash shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the period commencing on the Execution Date and ending upon the expiration or termination of Tenant’s obligations under this Lease. If Tenant defaults (beyond applicable notice and cure periods) with respect to any provision of this Lease, including any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default as provided in this Lease. The provisions of this Article shall survive the expiration or earlier termination of this Lease. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, any cash security then being held by Landlord shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such

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proceedings. Landlord shall deliver or credit to any purchaser of Landlord’s interest in the Premises the funds then held hereunder by Landlord, and thereupon (and upon confirmation by the transferee of such funds, whether expressly or by written assumption of this Lease, generally) Landlord shall be discharged from any further liability with respect to such funds. This provision shall also apply to any subsequent transfers. So long as any default has been cured, and any breach has been fully remedied, the cash security, if any, or any balance thereof, shall be returned to Tenant within 90 days after the expiration or earlier termination of this Lease. If and to the extent the security held by Landlord hereunder shall be in cash, Landlord shall hold such cash in an account at a banking organization selected by Landlord; provided, however, that Landlord shall not be required to maintain a separate account for the cash security, but may intermingle it with other funds of Landlord. Landlord shall be entitled to all interest and/or dividends, if any, accruing on such cash security.

22.	SUBSTITUTION OF OTHER PREMISES

Landlord shall have the right, upon giving Tenant not less than forty-five (45) days’ notice in writing, to provide and furnish Tenant with comparable space elsewhere in the Building of approximately the same size as the Premises and to place Tenant in such space. If the total rentable square footage of the new space should exceed the total of the original Premises, Tenant’s Rent shall not be increased. If, however, such total rentable square footage shall be less, Tenant’s Rent shall be decreased proportionately. In the event of any such relocation of Tenant, Landlord shall pay for all of the following verified reasonable direct costs actually incurred solely due to any such relocation: the costs of relocating furniture, files and equipment, telephone installation, computer wiring and cabling, and reasonable costs of new stationery and business cards; provided, however, Tenant shall not be entitled to any compensation for damages for any interference with or interruption of its business during or resulting from such relocation. However, Landlord shall make reasonable efforts to minimize such interference. If Landlord relocates Tenant to such new space, this Lease and each and all of its terms, covenants and conditions shall remain in full force and effect and be deemed applicable to such new space, with the exception of any right(s) of first refusal, right(s) of first offer, or expansion right(s) or option(s), which shall be deemed void, and such new space shall thereafter be deemed to be the “Premises”.

23.	SIGNS

23.1Signage. Landlord, at its sole expense, will install entry door suite signage for the Premises. Tenant shall not install any signage (including, without limitation, any signs identifying Tenant’s name or advertising Tenant’s merchandise or otherwise) in or about the Premises that is visible from the exterior of the Premises or in any other part of the Project except as expressly permitted in this Section 23.1. Such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s then-current Building standard signage program. All permitted signs shall be maintained by Tenant at its expense in a first-class and safe condition and appearance. Upon the expiration or earlier termination of this Lease, Tenant shall remove all of its signs at Tenant’s sole cost and expense. Tenant shall repair any damage to the Premises or Project, inside or outside, resulting from the erection, maintenance or removal of any signs. Tenant’s signage must also comply with all Applicable Laws. All Building signage shall be subject to the existing rights of other tenants in the Building and any declaration of covenants for the Project.

23.2Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as expressly permitted pursuant to Section 23.1 above, Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, displays, window coverings, window lettering, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items or Alterations visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion. Tenant shall not place or install any projections, antennae, aerials, or similar devices inside or outside of the Building, without the prior written approval of Landlord, subject to Tenant’s rights pursuant to Section 23.2 above.

24.	COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done by any Tenant Party in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other federal, state or local governmental

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rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, “Applicable Laws”). At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant’s use of the Premises, (ii) any Alterations, or (iii) the Building, but as to the Building, only to the extent such obligations are triggered by Alterations or Tenant’s particular use of the Premises and Project as opposed to office and laboratory use, generally. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the Applicable Laws to the extent required in this Article

24.Notwithstanding the foregoing terms of this Article 24 to the contrary, Tenant may defer such compliance with Applicable Laws while Tenant contests, in a court of proper jurisdiction, in good faith, the applicability of such Applicable Laws to the Premises or Tenant’s specific use or occupancy of the Premises; provided, however, Tenant may only defer such compliance if such deferral shall not (a) prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, (b) prohibit Landlord from obtaining or maintaining a certificate of occupancy for the Building or any portion thereof, (c) unreasonably and materially affect the safety of the employees and/or invitees of Landlord or of any tenant in the Building (including Tenant), (d) create a significant health hazard for the employees and/or invitees of Landlord or of any tenant in the Building (including Tenant), (e) otherwise materially and adversely affect Tenant’s use of or access to the Buildings or the Premises, or (f) impose material obligations, liability, fines, or penalties upon Landlord or any other tenant of the Building, or would materially and adversely affect the use of or access to the Building by Landlord or other tenants or invitees of the Building. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all Applicable Laws relating to the Common Areas of the Building, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees, or would otherwise materially and adversely affect Tenant’s use of or access to the Premises. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent not prohibited by the terms of Section 4.2.7, above.

For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that neither the Premises, the Building nor the Common Areas have undergone inspection by a Certified Access Specialist (CASp). Pursuant to California Civil Code Section 1938, Tenant is hereby notified as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy of the lessee or tenant, if requested by lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of any CASp inspection, the payment of the fee for the CASp inspection and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” If Tenant requests to perform a CASp inspection of the Premises, Tenant shall, at its cost, retain a CASp approved by Landlord (provided that Landlord may designate the CASp, at Landlord’s option) to perform the inspection of the Premises at a time agreed upon by the parties. Tenant shall provide Landlord with a copy of any report or certificate issued by the CASp (the “CASp Report”). Landlord and Tenant agree that any modifications necessary to correct violations of construction related accessibility standards identified in the CASp Report shall be the responsibility of Tenant. Tenant agrees to keep the information in the CASp Report confidential except as necessary for the Tenant to complete such modifications.

25.	LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after the date due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount and/or other charges when due hereunder. Notwithstanding the foregoing, Landlord shall not charge Tenant a late charge for the first (1st) late payment in any twelve (12) month period unless Tenant fails to timely pay such amount within five (5) business days following notice from Landlord that such amount is past due. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as

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limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid when due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication H.15, published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus nine (9) percentage points, and (ii) the highest rate permitted by Applicable Law.

26.	LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant’s obligations under this Section 26.1 shall survive the expiration or sooner termination of the Lease Term.

27.	PROJECT CONTROL BY LANDLORD; ENTRY BY LANDLORD

27.1Project Control. Landlord reserves full control over the Building and the Project to the extent not inconsistent with Tenant’s enjoyment of the Premises as provided by this Lease. This reservation includes Landlord’s right to subdivide the Project; convert the Building to condominium units; change the size of the Project by selling all or a portion of the Project or adding real property and any improvements thereon to the Project; grant assessments and licenses to third parties; maintain or establish ownership of the Building separate from fee title to the Property; make additions to or reconstruct portions of the Building and the Project; install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building or the Project pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises, the Building or elsewhere at the Project; and alter or relocate any other Common Area or facility, including private drives, lobbies and entrances. Landlord’s right pursuant to this Section 27.1, including without limitation the rights to construct, maintain, relocate, alter, improve, or adjust the Building or the Project shall be subject to the condition that (i) the exercise of any of such rights shall not materially and adversely interfere with Tenant’s use of the Premises or materially decrease the number of Tenant’s parking spaces, (ii) Landlord shall provide reasonable prior notice to Tenant before exercising any such rights which may materially and adversely interfere with Tenant’s use of the Premises, provided that such use of the Premises is in accordance with the Permitted Use, and (iii) Landlord shall use reasonable efforts to minimize to the extent possible any interference with Tenant’s business, provided that such business is in accordance with the Permitted Use, including, when reasonable, scheduling such work after business hours or on weekends. Possession of areas of the Premises necessary for utilities, services, safety and operation of the Building is reserved to Landlord. Notwithstanding the foregoing, Landlord shall provide Tenant reasonable prior notice of required access to the Premises for such activities.

27.2Entry by Landlord. Landlord reserves the right at all reasonable times and upon not less than  one (1) day’s prior notice to Tenant which may be given by telephone or electronic mail (except in the case of an emergency or with respect to regularly scheduled services) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility (to the extent applicable pursuant to then Applicable Law); or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Landlord shall comply with reasonable and nondiscriminatory requirements of Tenant during any such entry into the Premises intended in good faith to protect Tenant’s work, business activities and proprietary information. Provided that Landlord employs commercially reasonable efforts to so comply and to minimize interference with the conduct

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of Tenant’s business in connection with entries into the Premises, Landlord may make any such entries without creating a default by Landlord and shall take such reasonable steps as required to accomplish the stated purposes. In an emergency, Landlord shall have the right to use any reasonable means to open the doors in and to the Premises. Landlord also shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name, address, number or designation by which the Premises is commonly known, provided any such change does not (A) unreasonably reduce, interfere with or deprive Tenant of access to or use of the Premises, or (B) reduce the rentable area (except by a de minimis amount) of the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises, and the Base Rent (and any other item of Rent) shall under no circumstances abate while said repairs, alterations, improvements, additions or restorations are being made, by reason of loss or interruption of business of Tenant, or otherwise. If Tenant shall not be present when for any reason entry into the Premises shall be necessary or permissible, Landlord or Landlord’s agents, representatives, contractors or employees may enter the same without rendering Landlord or such agents liable therefor if during such entry Landlord or Landlord’s agents shall accord reasonable care under the circumstances to Tenant’s Property, and without in any manner affecting this Lease. Tenant shall, at all times during the Term, be responsible for ensuring that Landlord has any and all keys, cards, codes or other means necessary to access the Premises.

Landlord further reserves the right to the areas designated as “Restricted Shaft Space” and “Future Shaft Wall” on Exhibit 27, attached, on each applicable floor of the Premises for the future installation of additional shaft walls and risers for the tenants or occupants of floors beneath the applicable floor of the Premises. Upon the giving of such notice, the designated areas on Exhibit 27 (the “Future Shaft Areas”) shall be treated as Common Areas. Tenant shall not make any Alterations in the Future Shaft Areas and shall remove any of Tenant’s property from the same upon reasonable prior notice from Landlord.

28.	TENANT PARKING

During the Term, Landlord shall provide Tenant with parking passes for use by standard size automobiles and small utility vehicles in an amount equal to the number of parking passes set forth in Section 10 of the Summary, which parking passes shall pertain to the on-site and/or off-site, as the case may be, parking facility (or facilities) which serve the Project. All such parking shall be on a first-come, first-serve basis in common with others entitled to use the same. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes provide access (including any sticker or other identification system established by Landlord and the prohibition of vehicle repair and maintenance activities in the parking facilities), and Tenant shall cooperate in seeing that any Tenant Parties and Tenant visitors also comply with such rules and regulations. Landlord shall not charge Tenant for such parking passes for unreserved spaces. Tenant’s use of the parking passes for parking at the Project shall be at Tenant’s sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant’s, its employees’ and/or visitors’ use of the parking facilities. Landlord shall have the right to assign its obligations under this Section 28 to an affiliate of Landlord or a third-party parking manager or operator, in which case Tenant shall make any payments due under this Section 28 directly to such other entity.

29.	MISCELLANEOUS PROVISIONS

29.1Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of

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Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor.

29.5Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord and Tenant shall attorn to such transferee.

29.6	Prohibition Against Recording. Landlord and Tenant agree not to record this Lease.

29.7Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not expressly set forth herein.

29.13Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Project. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future

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partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for consequential or indirect damages, including without limitation injury or damage to, or interference with, Tenant’s business, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15REIT. Tenant acknowledges that the Company, an affiliate of Landlord, elects to be taxed as a real estate investment trust (a “REIT”) under the Code. Tenant hereby agrees to modifications of this Lease required to retain or clarify the Company’s status as a REIT, provided such modifications: (a) are reasonable, (b) do not adversely affect in a material manner Tenant’s use of the Premises as herein permitted, and (c) do not increase the Base Rent, Additional Rent and other sums to be paid by Tenant or Tenant’s other obligations pursuant to this Lease, or reduce any rights of Tenant under this Lease, then Landlord may submit to Tenant an amendment to this Lease incorporating such required modifications, and Tenant shall execute, acknowledge and deliver such amendment to Landlord within ten (10) days after Tenant’s receipt thereof.

29.16Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.17Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, natural disasters, acts of war, terrorist acts, pandemics, governmental action or inaction, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental stay home orders, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.18Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 12 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, and to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the overnight courier delivery is made, or (iii) the date personal delivery is made. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the addresses set forth in Section 13 of the Summary.

29.19Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

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29.20Authority. If Tenant is a corporation, trust or partnership, Tenant hereby represents and warrants that Tenant (a) is a duly formed and existing entity qualified to do business in the State of Delaware and is qualified as a foreign entity authorized to do business in the State of California and (b) has full right and authority to execute and deliver this Lease, and (c) each person signing on behalf of Tenant is authorized to do so.

29.21Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party.

29.22Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 14 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. The terms of this Section 29.24 shall survive the expiration or earlier termination of the Lease Term. Landlord shall pay a commission to the Brokers pursuant to a separate written agreement between Landlord and the Brokers.

29.25Project or Building Name, Address and Signage. Landlord shall have the right at any time to change the name and/or address of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.26Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease. Either party may execute this Lease using electronic signature technology (i.e., DocuSign or other similar electronic signature technology). Delivery by fax or by electronic mail file attachment (e.g., portable document format or “.pdf”) of any executed counterpart to this Lease will be deemed the equivalent of the delivery of the original executed instrument.

29.27Confidentiality. Tenant acknowledges that the content of this Lease, any information regarding the Building or Project received from Landlord, and any related documents are confidential information. Tenant shall

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keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants on a ‘need to know’ basis, provided that such other parties are made aware of Tenant’s obligations under this Section 29.27 and Tenant shall be responsible for any disclosure by such parties in violation of this paragraph.

29.28	Development of the Project.

29.28.1Subdivision. Landlord reserves the right to subdivide all or a portion of the Building or Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from a subdivision and any all maps in connection therewith. Notwithstanding anything to the contrary set forth in this Lease, the separate ownership of any buildings and/or Common Areas by an entity other than Landlord shall not affect the calculation of Direct Expenses or Tenant’s payment of Tenant’s Share of Direct Expenses.

29.28.2Construction of Property and Other Improvements. Tenant acknowledges that portions of the Project may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims o constructive eviction which may arise in connection with such construction. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises. Landlord shall use commercially reasonable efforts to complete any Renovations in a manner which does not materially, adversely affect Tenant’s use of, or access to, the Premises. Notwithstanding the foregoing, Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Except as otherwise provided in this Lease, Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations, provided that the foregoing shall not limit Landlord’s liability, if any, pursuant to applicable law for personal injury and property damage to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors.

29.29No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.30Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that Tenant shall obtain Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease. Tenant shall pay all costs in connection therewith. Landlord reserves the right, upon notice to Tenant prior to the expiration or earlier termination of this Lease, to require that Tenant, at Tenant’s sole cost and expense, remove any Lines located in or serving the Premises prior to the expiration or earlier termination of this Lease.

29.31Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project and/or the Building that do not adversely affect Tenant’s parking rights hereunder, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

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29.32Special Appurtenant Right. Tenant shall have the right in common with others to connect to and use the following system:

(a) emergency generator (the “Special System”) located adjacent to the Building in the approximate location depicted in Exhibit 29.32 attached hereto, subject to the following conditions:

(1)Tenant’s use of the Special System shall be at Tenant’s sole risk to the extent permitted pursuant to Applicable Laws (Landlord making no representation or warranty regarding the sufficiency of the Special System for Tenant’s use);

(2)Tenant’s use of the Special System shall be undertaken by Tenant in compliance with all Applicable Laws, including Environmental Laws, and Tenant shall obtain any and all permits required in connection with such use by Tenant (but Landlord shall obtain and maintain all required permits (e.g., APCD permit) for the installation of the emergency generator);

(3)Landlord shall be responsible for connecting to the central distribution point for the Special System in connection with the Tenant Improvements.

(4)The costs to operate and maintain the Special System shall be included in Operating Expenses. Tenant use of the Special System shall not exceed Tenant’s Share (i.e., 60% since Tenant will occupy 60% of the first floor of the Building) of the capacity available to tenants of any such Special System;

(5)	The use of the Special System shall be subject to the Rules and Regulations.

(6)Tenant acknowledges and agrees that there are no warranties of any kind, whether express or implied, made by Landlord or otherwise with respect to the Special Systems or any services (if any) provided in the Special System, and Tenant disclaims any and all such warranties.

(7)Tenant’s sole remedy for any breach or default by Landlord under this Section 29.32 beyond applicable notice and cure periods shall be to terminate the provisions of this Section 29.32 and Tenant hereby, to the maximum extent possible, knowingly waives the provisions of any law or regulation, now or hereafter in effect that provides additional or other remedies to Tenant as a result of any breach by Landlord hereunder or under any such law or regulation.

Landlord may, at its sole election and by prior written notice to Tenant, add additional Special Systems to the Building in the future and make the same available to all laboratory tenants, in which case such additional systems shall be treated as Special Systems hereunder.

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written as a sealed California instrument.

LANDLORD:

SAN DIEGO INSPIRE 2, LLC,

a Delaware limited liability company

By:	/s/ Jamison Peschel Name: Jamison Peschel Its: Authorized Signatory

TENANT:

ORGANOVO HOLDINGS, INC.,

a Delaware corporation,

By: /s/ Keith Murphy

Name: Keith Murphy

Its: Executive Chairman

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EXHIBIT 1.1.1-1

PREMISES

EXHIBIT 1.1.1-1

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EXHIBIT 1.1.1-2

TENANT WORK LETTER

This Tenant Work Letter sets forth the terms and conditions relating to the construction of the initial tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of the Lease to which this Tenant Work Letter is attached as Exhibit 1.1.1-2 and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portion of this Tenant Work Letter.

1.	LANDLORD’S INITIAL CONSTRUCTION IN THE PERMANENT PREMISES

1.1 Landlord Work.  Landlord shall, at Landlord’s sole cost and expense, cause the construction,  renovation or installation of the demising and common corridor work described on the attached Attachment 1 (collectively, the “Landlord Work”). The Landlord Work, if and to the extent applicable, shall be performed in a first- class, workmanlike manner.

2.	TENANT IMPROVEMENTS

2.1Tenant Improvements Allowance. Tenant shall be entitled to a tenant improvement allowance (the “Tenant Improvements Allowance”) in the maximum aggregate amount of $1,650,455.00 (i.e., $205.00 per rentable square foot of the entire Premises initially leased hereunder) (the “Maximum Allowance Amount”) for the hard costs and customary soft costs incurred by Landlord including, without limitation out-of-pocket architectural and engineering fees and a five (5%) project management fee payable to Landlord or its affiliates and permits, relating to the initial design and construction of Tenant’s improvements which are to be permanently affixed to the Premises in accordance with this Tenant Work Letter (the “Tenant Improvements”). At least eight-five percent (85%) of the Maximum Allowance Amount must be applied towards the hard costs of the Tenant Improvements. For the avoidance of any doubt, the purchase and installation of data and telecommunications cabling shall not be included in the definition of Tenant Improvements and there shall not be any project management fee payable with respect to costs and expenses related thereto. Landlord agrees to keep Tenant advised as to the progress of the work by providing copies of the Contractor’s applications for payment. The Tenant Improvements are described on the allocation of responsibility attached as Attachment 2 (the “Base TI Requirements”), and Landlord and Tenant acknowledge and agree that the Tenant Improvements Allowance shall be utilized subject to and pursuant to this Tenant Work Letter to construct the Tenant Improvements as described in the Base TI Requirements. In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Maximum Allowance (as it may be increased by the Additional Allowance below). All Tenant Improvements for which the Tenant Improvements Allowance has been made available shall be deemed Landlord’s property under the terms of the Lease.

2.2Disbursement of the Tenant Improvements Allowance. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvements Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord’s reasonable disbursement process) for costs incurred by Landlord related to the construction of the Tenant Improvements and for the following items and costs (collectively, the “Tenant Improvements Allowance Items”): (i) payment of the fees of the “Architect” as that term is defined in Section 3.1 of this Tenant Work Letter in connection with the preparation and review of the “Construction Documents”, as that term is defined in Section 3.1 of this Tenant Work Letter; (ii) payment of the project management fee described above, (iii) the cost of any changes to the Construction Documents or Tenant Improvements required by all applicable building codes (the “Code”) enacted after approval of the Construction Documents, (iv) costs payable to the Contractor and any subcontractors, and (v) other costs incurred in connection with the Tenant Improvements to the extent the same can be paid using the Tenant Improvements Allowance pursuant to the specific provisions of this Tenant Work Letter.

Following the completion of the Tenant Improvements, Landlord shall disburse funds remaining in the Tenant Improvements Allowance, if any, to reimburse Tenant for Tenant’s out-of-pocket costs to purchase and install data and telecommunications cabling in the Premises in one lump sum payment made within forty-five (45) days after

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Tenant’s request if the following conditions have been fully satisfied: (a) no Event of Default then exists, (b) Landlord shall have no reason to believe that any work for which payment is requisitioned has not been properly completed, and (c) Tenant shall have complied with any other reasonable requirements for disbursement of Tenant Improvements Allowance Items that are comparable to requirements applicable to disbursements of institutional construction loans, such as the provision of mechanics lien waivers where applicable. Notwithstanding anything herein to the contrary, the Tenant Improvements Allowance must be requested by Tenant, if at all, in accordance with this paragraph on or before the date that is one year following the Rent Commencement Date, and any portion not requested by such date may no longer be utilized by Tenant.

2.3Additional Allowance. Tenant shall, by written notice given to Landlord no later than the Cost Proposal Delivery Date (as defined below), have the one-time right to increase the amount of the Tenant Improvements Allowance by an amount not to exceed $161,020.00 (i.e., $20.00 per rentable square foot of the Premises) (the “Additional Allowance”). The Additional Allowance, if elected by Tenant, shall be added to the Tenant Improvements Allowance and utilized on the terms and conditions set forth herein with respect to the Tenant Improvements Allowance (and the Maximum Allowance Amount shall be deemed to have been increased accordingly). If Tenant gives the Allowance Increase Notice, Tenant shall repay the Additional Allowance to Landlord in equal monthly installments determined by amortizing the Additional Allowance over the remainder of the initial term of the Lease, together with interest at eight percent (8%) per annum (such monthly payments, the “Supplemental Rent”), on the first calendar day of each month commencing on the Rent Commencement Date and continuing thereafter during the remainder of the initial term of the Lease with Tenant’s regular payments of Base Rent (and the parties shall enter into an amendment to the Lease to confirm the same promptly following the giving of the Additional Allowance Notice).

3.	CONSTRUCTION DOCUMENTS

3.1Selection of Architect/Construction Documents. Landlord shall cause Landlord’s design/build contractor to retain McFarlane Architects, Inc. (collectively, the “Architect”) as subcontractors to prepare the “Construction Documents”, as that term is defined in this Section 3.1 for the Tenant Improvements, together with the consulting engineers selected by the Architect and reasonably approved by Landlord. Landlord may cause Landlord’s design/build contractor to retain another Architect or Architects from time to time, provided, however, that any such other Architects shall be subject to Tenant’s reasonable approval. The plans and drawings to be prepared by Architect hereunder shall be known collectively as the “Construction Documents”. All Construction Documents shall comply with the drawing format and specifications as determined by Landlord, and shall be subject to Landlord’s and Tenant’s approval. Tenant may hire an architectural firm reasonably approved by Landlord to conduct a peer review, and the fees associated with this peer review shall be paid solely by Tenant.

Landlord has no obligation to approve or perform any Tenant Change or any Tenant Improvements not shown on the plans previously approved by Landlord and Tenant or reasonably inferable therefrom if, in Landlord’s reasonable judgment, such Tenant Improvements (i) would delay completion of the Tenant Improvements beyond June 30, 2021 unless Tenant agrees in writing that such work constitutes a Tenant Delay and Landlord and Tenant agree in writing to the amount of such Tenant Delay, (ii) would delay completion of the Landlord Work beyond June 30, 2021 unless Tenant agrees in writing that such work constitutes a Tenant Delay and Landlord and Tenant agree in writing to the amount of such Tenant Delay; (iii) would materially increase the cost of performing any other work in the Building, unless in each case Tenant agrees to pay such costs based on Landlord’s Change Estimate Notice (as defined below), (iv) are incompatible with the design, quality, equipment or systems of the Building or otherwise require a change to the existing Building systems or structure, each in a manner that would not otherwise be required in connection with the improvements contemplated by the Fit Plan (as defined below), (v) is not consistent with the Building, or (vi) otherwise do not comply with the provisions of the Lease.

3.2Final Space Plan. Tenant has approved the preliminary space plan prepared by the Architect, on behalf of the Contractor, attached as Attachment 3 hereto (the “Fit Plan”). On or before the date set forth in Attachment 4 attached hereto, Landlord shall use commercially reasonable efforts to cause the Contractor to have the Architect prepare a space plan for Tenant for the Premises which space plan shall be reasonably consistent with the Fit Plan and shall include a layout and designation of all labs, offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the space plan to Landlord and Tenant for their approval. Landlord and Tenant shall review and provide any changes to the space plan within five (5) business days of receipt thereof

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(and if Tenant shall fail to object thereto within such five (5) business day period, then such space plan shall be deemed approved by Tenant). and Landlord shall use reasonable efforts to cause the Architect prepare and circulate a modified plan within five (5) business days of its receipt of any requested changes from Tenant or Landlord. Such process of submittal and response within the time frame specified in the preceding sentence shall continue until each of Landlord and Tenant gives written approval to such space plan, with the understanding the Final Space Plan shall be approved no later than the date set forth for such approval on Attachment 4. Once Landlord and Tenant approve the final space plan, the space plan shall be considered final (the “Final Space Plan”).

3.3Construction Documents. On or before the date set forth in Attachment 4, Landlord shall use commercially reasonable efforts to cause Landlord’s design/build contractor to cause the Architect to complete final Construction Documents consistent with the Final Space Plan and shall submit the same to Landlord and Tenant for their approval. Landlord and Tenant shall review and provide any changes to the construction documents within five

(5)business days of receipt thereof, and Landlord shall use reasonable efforts to cause the Architect to prepare and circulate modified documents within five (5) business days of its receipt of any requested changes from Tenant or Landlord. Such process of submittal and response within the time frame specified in the preceding sentence shall continue until each of Landlord and Tenant gives written approval to such documents, and the Construction Documents shall be considered final once approved by Landlord and Tenant, with the understanding the Construction Documents shall be approved no later than the date set forth for such approval on Attachment 4. In no event may either Tenant or Landlord require any changes that are inconsistent with the Final Space Plan. The Construction Documents shall comply with Applicable Laws existing on the date of this Tenant Work Letter and which may be enacted prior to Tenant’s approval of completed Construction Documents. Subject to the provisions of Sections 3.1 and 5.4 of this Work Letter, Tenant may, from time to time, by written order to Landlord on a form reasonably specified by Landlord (“Tenant Change”), request a change in the Tenant Improvements shown on the Construction Documents, which approval shall not be unreasonably withheld or conditioned, and shall be granted or denied within five (5) business days after delivery of such Tenant Change to Landlord. The Over-Allowance Amount shall be adjusted for any Tenant Change as further contemplated by Section 5.4, below.

3.4Permits. The Construction Documents as approved (or deemed approved) pursuant to Section 3.3 shall be the “Approved Working Drawings”. Following Tenant’s approval or deemed approval of the Cost Proposal, as described below, Landlord shall promptly thereafter submit or cause to be submitted, the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow “Contractor”, as that term is defined in Section 4.1, below, to commence and fully complete the construction of the applicable Tenant Improvements (the “Permits”).

3.5Time Deadlines. The applicable dates for approval of items, plans and drawings as described in this Section 3, Section 4 below, and in this Tenant Work Letter are set forth and further elaborated upon in Attachment 4 (the “Time Deadlines”) attached hereto.

4.	CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1Contractor. A design/build contractor designated by Landlord and approved by Tenant (“Contractor”) shall construct the Tenant Improvements. Tenant acknowledges that JB Pacific is approved as the initial Contractor.

4.2Cost Proposal. After the Approved Working Drawings are approved by Landlord and Tenant, Landlord shall provide Tenant with a cost proposal (or cost proposals) in accordance with the Approved Working Drawings, which cost proposal(s) shall include, as nearly as possible, the cost of all Tenant Improvements Allowance Items to be incurred by Tenant in connection with the design and construction of the Tenant Improvements and shall include a so-called guaranteed maximum price proposal from Landlord’s Contractor (collectively, the “Cost Proposal”), which Cost Proposal shall include, among other things, the Contractor’s fee, general conditions, and a reasonable contingency. The Cost Proposal may include early trade release packages for long lead time matters such as mechanical equipment. In connection with the Cost Proposal, Landlord shall cause the Contractor to solicit at least three bids from each subcontractor trade for which the total cost is expected to exceed $10,000. Tenant shall have the right to propose one subcontractor to be included in the bidding for each trade, subject to Landlord’s reasonable approval. Landlord will consult with Tenant prior to approving the subcontractors to whom it will be bid and Tenant

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may review bid packages at Tenant’s request. In the case of each bid request, Landlord will accept the lowest responsible bid, unless Landlord and Tenant reasonably determine otherwise. Tenant shall approve and deliver the Cost Proposal to Landlord within five (5) business days of the receipt of the same (and if Tenant fails to comment on the Cost Proposal within such five (5) business day period then Tenant shall be deemed to have approved the Cost Proposal), provided, however, Tenant shall have the right to request Tenant Changes to the Approved Working Drawings within such five (5) business days, following its receipt of the Cost Proposal for the purpose of value engineering (in which event Landlord will cause its contractor to provide a new Cost Proposal to Landlord and Tenant following its receipt and approval of modified drawing showing such Tenant Change (such approval not to be unreasonably withheld, conditioned or delayed)). Upon Tenant’s approval, or deemed approval, of a Cost Proposal by Landlord, Landlord shall be released by Tenant to cause the Contractor to purchase the items set forth in the Cost Proposal and to commence the construction relating to such items. The date on which Tenant approves or is deemed to approve the Cost Proposal shall be known hereafter as the “Cost Proposal Delivery Date”.

4.3	Construction of Tenant Improvements by Contractor.

4.3.1Over-Allowance Amount. On the Cost Proposal Delivery Date, Tenant shall deliver to Landlord cash in an amount (the “Over-Allowance Amount”), if any, equal to fifty percent (50%) of the difference between (i) the amount of the Cost Proposal and (ii) the amount of the remaining unutilized Tenant Improvements Allowance. The Over-Allowance Amount shall be disbursed by Landlord following the disbursement of any then remaining portion of the Tenant Improvements Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvements Allowance. The remaining fifty percent (50%) of the Over-Allowance Amount shall be paid by Tenant to Landlord once the Tenant Improvements Allowance is expended (i.e. prior to Landlord’s use of the first installment of the Over-Allowance Amount). In the event that, after the applicable Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made to the Construction Documents or the Tenant Improvements, then, subject to Section 5.4 below, to the extent that the amount of the Cost Proposal plus any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs exceeds the sum of the Tenant Improvements Allowance and any Over-Allowance Amounts previously funded by Tenant, such excess costs shall be paid by Tenant to Landlord immediately upon Landlord’s request as an addition to the Over- Allowance Amount (whether or not the Tenant Improvements Allowance has then been fully used). Unless otherwise agreed by the parties, all Tenant Improvements paid for by the Over-Allowance Amount shall be deemed Landlord’s property under the terms of the Lease. Tenant hereby acknowledges and agrees that Tenant shall be responsible for all costs associated with the Tenant Improvements to the extent the same exceed the Tenant Improvements Allowance (notwithstanding the content of the Cost Proposal).

4.3.2Landlord’s Retention of Contractor. Except as provided in Section 2, Landlord shall independently retain Contractor to construct the Tenant Improvements in accordance with the applicable Approved Working Drawings and the applicable Cost Proposal. Tenant shall be entitled to review Landlord’s construction contract with the Contractor upon Tenant’s written request. Landlord shall manage the Contractor in its performance of the construction work and endeavor to oversee the Contractor’s performance of its work to protect Tenant from construction defects.

5.	COMPLETION OF THE TENANT IMPROVEMENTS; LEASE COMMENCEMENT DATE

5.1Substantial Completion. Landlord shall give Tenant at least ten (10) days prior written notice of the date that Landlord reasonably anticipates that the Landlord Work and Tenant Improvements will be Substantially Complete (as defined below); provided, however, Landlord’s failure to accurately estimate such date shall in no event affect the actual date of Substantial Completion or any other obligations of Landlord or Tenant hereunder. For purposes of this Lease, “Substantial Completion” shall occur upon the completion of the last of the following to occur:

(i)the completion of construction of the Landlord Work and the Tenant Improvements substantially pursuant to the Approved Working Drawings for such Tenant Improvements (each as reasonably determined by Landlord), with the exception of any punch list items which do not impair Tenant’s ability to occupy the Premises for their contemplated use, (ii) the acquisition of a certificate of occupancy or its legal equivalent allowing occupancy of the Premises (a “Sign Off”), (iii) all base building systems are operational and fully-commissioned except to the extent affected by the Tenant Improvements, which commissioning shall be part of the punchlist described below, (iv) delivery of the

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Premises to Tenant, and (v) delivery of a certificate of substantial completion from the Architect on behalf of the Contractor confirming the matters set forth in the foregoing clause (i). In the event that the Sign Off is not a final certificate of occupancy, Landlord shall diligently prosecute the work necessary to achieve a certificate of occupancy (or its legal equivalent) and use commercially reasonable efforts to obtain such certificate of occupancy (or its legal equivalent) as soon as reasonably practicable following Substantial Completion.

5.2Delay of the Substantial Completion of the Permanent Premises. Except as provided in this Section 5.2, the Rent Commencement Date shall occur as set forth in the Lease and Section 5.1 above. Each of the following shall constitute a “Tenant Delay” to the extent such matter actually causes a delay in Substantial Completion and cannot reasonably be avoided without additional cost:

5.2.1	Tenant’s failure to comply with the Time Deadlines;

5.2.2Tenant’s failure to timely approve any matter requiring Tenant’s approval within the time periods set forth herein (which, for avoidance of doubt, shall mean any period longer than five (5) business days or such shorter time period as may be required hereunder) except to the extent that Tenant is deemed to consent to any such request for approval in accordance with the terms of this Work Letter;

5.2.3A breach by Tenant of the material terms of this Tenant Work Letter or the Lease (provided that Landlord shall provide Tenant prior written notice specifying the nature of the breach and resulting delay under this Section 5.2.3);

5.2.4	Any Tenant Change (including value engineering changes described in Section 4.2 above);

5.2.5Tenant’s insistence on materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion, as set forth in the Lease, after having been informed, in writing, by Landlord that such materials, components, finishes or improvements will cause a delay in completion of the Tenant Improvements; or

5.2.6Any other act or omission of Tenant or anyone acting by, through or under Tenant that causes a delay in construction work or any process described in this Tenant Work Letter (provided that Landlord shall provide Tenant prior written notice specifying the nature of the acts or omissions giving rise to the delay and the resulting delay under this Section 5.2.6); and/or

5.2.7Any act or omission of Tenant or anyone acting by, through or under Tenant that causes a delay in the issuance of the Sign Off (provided that Landlord shall provide Tenant prior written notice specifying the acts or omissions giving rise to the delay and the resulting delay under this Section 5.2.7).

Upon any Tenant Delay, notwithstanding anything to the contrary set forth in the Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion, the date of the Substantial Completion shall be deemed to be the date the Substantial Completion of the Permanent Premises would have occurred if no Tenant delay or delays, as set forth above, had occurred and the Rent Commencement Date shall be deemed to have occurred accordingly. Any increased costs of the Tenant Improvements resulting from Tenant Delay shall be shall be paid by Tenant to Landlord immediately upon Landlord’s request as an addition to the Over-Allowance Amount.

Landlord and Tenant have agreed to determine the length of any Tenant Delay as follows:

(i) any delays pursuant to Sections 5.2.1 and 5.2.2 in the definition of Tenant Delay shall be equal to one (1) day for each day that the applicable Tenant Delay continues beyond the applicable time period required under this Lease, and (ii) with respect to any other Delay, Landlord shall notify Tenant in writing of the claimed estimated length of such Tenant Delay within ten (10) business days after its occurrence and Tenant may elect by written notice delivered to the other within ten (10) business days thereafter to dispute the claimed estimated Delay. Unless such estimate is disputed by written notice delivered within such ten (10) business day period, the length of such Delay shall be no less the claimed estimated Delay.

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5.3Walk-through and Punchlist. After the Tenant Improvements are Substantially Completed and prior to Tenant’s move-in into the Premises, following two (2) days’ advance written notice from Tenant to Landlord, Landlord shall cause the Contractor to inspect the Premises with a representative of Tenant and complete a punch list of unfinished items of the Tenant Improvements. After Landlord and Tenant have mutually agreed upon the punch list, authorized representatives for Landlord and Tenant shall execute said punch list. The items listed on such punch list shall be completed by the Contractor within thirty (30) days after the approval of such punch list or as soon thereafter as reasonably practicable, provided that in the event a punch list item reasonably requires longer than thirty

(30) days to complete, then Landlord shall cause Contractor to commence the completion of such particular item within thirty (30) days and diligently pursue the same to completion. The terms of this Section 5.3 will not affect the occurrence of the Substantial Completion of the Premises or the occurrence of the Rent Commencement Date.

5.4Tenant Changes. Landlord may, but shall not be obligated to, approve any Tenant Change on the condition that Tenant shall pay in full, in advance (or cause to be paid in full from the Tenant Improvements Allowance), any and all additional costs or expenses associated with the approval of said Tenant Change. If Tenant shall request any Tenant Change, Landlord shall provide Tenant in writing (a “Landlord’s Change Estimate Notice”) the estimated costs of design and/or construction of the Tenant Improvements or Landlord Work that Landlord determines will be incurred as a consequence of such Tenant Change on an order of magnitude basis and shall provide Tenant with the estimated Tenant Delay, if any, on account of such proposed Tenant Change. Tenant shall, within three Business Days following receipt of Landlord’s Change Estimate Notice, notify Landlord in writing whether it desires to proceed with the applicable Tenant Change or withdraw such Tenant Change. Tenant’s failure to respond in such three Business Day period shall be deemed to be a withdrawal of the applicable Tenant Change. The cost of any Tenant Change shall be determined on a net basis; i.e. taking into account the savings, if any, resulting from such Tenant Change. To the extent that there is no remaining unutilized Tenant Improvements Allowance, the Over- Allowance Amount shall be adjusted for any Tenant Change. If and to the extent that Landlord initiates any change orders in the Tenant Improvements, such change orders shall be at Landlord’s sole cost and expense to the extent that the net cost of such changes exceed the costs that would have been incurred but for such change. Without limiting the generality of any provisions of this Tenant Work Letter, Tenant acknowledges that any extension of time due to a Tenant Change will not cause an extension of any Rent Commencement Date. Landlord shall be authorized to proceed with work described in a Tenant Change upon receipt of Tenant’s notice to proceed following the giving of Landlord’s Change Estimate Notice.

5.5Delay Not Caused by Parties. Neither Landlord nor Tenant shall be considered to be in default of the provisions of this Tenant Work Letter for delays in performance due to Force Majeure.

5.6Warranty. Except for uncompleted items of Tenant Improvements specified in the punchlist described in Section 5.3 above, and for latent defects, Tenant shall be deemed to have accepted all elements of Tenant Improvements on the date of Substantial Completion. In the case of a dispute concerning the completion of items of Tenant Improvements specified in the punchlist, such items shall be deemed completed and accepted by Tenant upon the delivery to Tenant of a certificate of the Architect on behalf of the Contractor that such items have been completed unless the certification reasonably is disputed by Tenant by a notice to Landlord given within ten (10) business days of Landlord’s delivery of the certification to Tenant. In the case of latent defects in Tenant Improvements appearing after the Rent Commencement Date, Tenant shall be deemed to have waived any claim for correction or cure thereof on the date that is eleven (11) months following the date of Substantial Completion of the applicable work if Tenant has not then given notice of such defect to Landlord. For the purposes of this Lease, “latent defects” shall mean defects in the construction of the Landlord Work that are not readily observable by visible inspection at the time the punchlist is prepared or cannot be ascertained by reason of seasonality. Landlord shall cause Landlord’s contractor so to remedy, repair or replace any such latent defects identified by Tenant within the foregoing time periods, together with any damage caused to the Landlord Work on account of such defects, such action to occur as soon as practicable during normal working hours and so as to avoid any unreasonable interruption of Tenant’s use of the Permanent Premises. If timely and adequate notice has been given and if Landlord has other guarantees, contract rights, or other claims against contractors, materialmen, architects, suppliers or manufacturers with respect to the Tenant Improvements or any portion thereof, Landlord shall also exercise commercially reasonable efforts to enforce such guarantees or contract rights for Tenant’s benefit upon its request. The foregoing shall constitute Landlord’s entire obligation with respect to all latent defects in the Tenant Improvements.

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5.7Delivery. Landlord’s failure to Substantially Complete the Landlord Work or Tenant Improvements on or before the Estimated Delivery Date, or to substantially complete any element of the Landlord Work or Tenant Improvements by any particular time, shall not give rise to any liability of Landlord hereunder, shall not constitute Landlord’s default, and shall not affect the validity of this Lease, except as expressly provided in this Section 5.7.

6.	MISCELLANEOUS

6.1    Tenant’s Entry Into the Permanent Premises Prior to Substantial Completion. Provided that Tenant and its agents do not interfere with Contractor’s work in the Building and the Premises, Contractor shall allow Tenant access to the Premises prior to Substantial Completion for the purpose of Tenant installing Tenant’s furniture, fixtures and equipment (including Tenant’s data and telephone equipment) in the Premises. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry. Tenant’s entry pursuant to this Section 6.1 shall be subject to all applicable provisions of the Lease other than the obligation to pay Base Rent and Additional Rent for Tenant’s Share of Direct Expenses.

As a condition to Tenant’s entry into the Premises prior to the Rent Commencement Date, Tenant shall comply with and perform, and shall cause its employees, agents, contractors, subcontractors, material suppliers and laborers to comply with and perform, all of Tenant’s insurance and indemnity obligations and other obligations governing the conduct of Tenant at the Property under this Lease.

Any independent contractor of Tenant (or any employee or agent of Tenant) performing any work or inspections in the Premises prior to the Rent Commencement Date shall be subject to all of the terms, conditions and requirements contained in the Lease (including without limitation the provisions of Article 10) and, prior to such entry, Tenant shall provide Landlord with evidence of the insurance coverages required pursuant to Article 10. Tenant and any Tenant contractor performing any work or inspections in the Premises prior to the Rent Commencement Date shall use reasonable efforts not to interfere in any way with construction of, and shall not damage the Landlord Work or the common areas or other parts of the Building. Neither Tenant, nor any Tenant contractor performing any work or inspections in the Premises prior to the Rent Commencement Date shall cause any labor disharmony, and Tenant shall be responsible for all costs required to produce labor harmony in connection with an entry under this Section

6.1. Without limiting the generality of the foregoing, to the extent that the commencement or performance of Landlord Work or Tenant Improvements is delayed on account in whole or in part of any act or negligent omission, neglect, or default by Tenant or any Tenant contractor, then such delay shall constitute a Tenant Delay as provided in Section 5.2 above.

Any requirements of any Tenant contractor performing any work or inspections in the Premises prior to the Rent Commencement Date for services from Landlord or Landlord’s contractor, such as hoisting, electrical or mechanical needs, shall be paid for by Tenant and arranged between such Tenant contractor and Landlord or Landlord’s contractor based on the actual, reasonable cost thereof determined on a time and materials basis. Should the work of any Tenant contractor performing any work or inspections in the Premises prior to the Rent Commencement Date depend on the installed field conditions of any item of Landlord Work or Tenant Improvements, such Tenant contractor shall ascertain such field conditions after installation of such item of Landlord Work or Tenant Improvements, provided, however, both parties shall cooperate with each other in order to maximize cost and scheduling efficiencies wherever reasonably practicable so long as Landlord is not delayed in the performance of the Tenant Improvements or Landlord Work or required to incur any additional expense not borne by Tenant hereunder. Neither Landlord nor Landlord’s contractor shall ever be required or obliged to alter the method, time or manner for performing Landlord Work or Tenant Improvements or work elsewhere in the Building, on account of the work of any such Tenant contractor. Tenant shall cause each Tenant contractor performing work on the Premises prior to the Rent Commencement Date to clean up regularly and remove its debris from the Premises and Building. Any work performed by Tenant pursuant to this Section 6.1 shall be performed in accordance with the applicable provisions of Article 8 of the Lease.

6.2Tenant’s Representative.  Tenant has designated as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

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6.3Landlord’s Representative. Landlord has designated Peter Fritz as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of Landlord as required in this Tenant Work Letter.

6.4Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.

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ATTACHMENT 1

LANDLORD WORK

Installation of a newly acquired emergency generator to serve the first floor of the Building.

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ATTACHMENT 2

BASE TI REQUIREMENTS

When this Attachment 2 is available, Tenant agrees to initial Attachment 2 and Tenant agrees that it will be added to this Lease as a “slip sheet.”

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ATTACHMENT 3

FIT PLAN

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ATTACHMENT 4

CONSTRUCTION SCHEDULE/TIMELINE

When this Attachment 4 is available, Tenant agrees to initial Attachment 4 and Tenant agrees that it will be added to this Lease as a “slip sheet.”

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EXHIBIT 2.1

FORM OF NOTICE OF LEASE TERM DATES

To:

Re:Lease dated , 20     between , a

(“Landlord”),   and ,   a (“Tenant”)

Gentlemen:

concerning Suite on floor(s) of the building located at [INSERT BUILDING ADDRESS].

In accordance with the Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.	The Lease Term shall commence on or has commenced on for a term of ending on .

2.	The Rent Commencement Date occurred on .

3.	Your rent checks should be made payable to at .

“Landlord”:

SAN DIEGO INSPIRE 2, LLC,

a Delaware limited liability company

By:	Its:

Agreed to and Accepted as of , 20_ .

“Tenant”:

a

By:	Its:

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EXHIBIT 5.2

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1.Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. If Tenant shall affix additional locks on doors then Tenant shall furnish Landlord with copies of keys or pass cards or similar devices for said locks. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Initial keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2.All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3.Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4.No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5.No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6.The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

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7.No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

8.The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9.Discharge of industrial sewage to the Building plumbing system shall only be permitted if Tenant, at its sole expense, shall have obtained all necessary permits and licenses therefor, including without limitation permits from state and local authorities having jurisdiction thereof.

10.Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent; provided, however, that Landlord’s prior written consent shall not be required for the hanging of normal and customary office artwork and personal items. Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not included on an approved list that Landlord shall provide to Tenant upon request. Landlord reserves the right to have Landlord’s structural engineer review Tenant’s floor loads on the Building at Landlord’s expense, unless such study reveals that Tenant has exceeded the floor loads, in which case Tenant shall pay the cost of such survey.

11.Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

12.Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material.

13.Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

14.Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

15.Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

16.No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

17.The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

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18.Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

19.Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

20.Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.

21.Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in San Diego, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

22.Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

23.Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

24.No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

25.The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

26.Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to Landlord.

27.No smoking is permitted in the Building or on the Project. Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5, and any local “No-Smoking” ordinance which may be in effect from time to time and which is not superseded by such state law.

28.Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third

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party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

29.All non-standard office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

30.Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

31.No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

32.No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

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EXHIBIT 5.3.1.1

SOVA Science District

ENVIRONMENTAL QUESTIONNAIRE

ENVIRONMENTAL QUESTIONNAIRE

FOR COMMERCIAL AND INDUSTRIAL PROPERTIES

Property Name:

Property Address:

Instructions: The following questionnaire is to be completed by the Lessee representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

1.0PROCESS INFORMATION

Describe planned use, and include brief description of manufacturing processes employed.

2.0	HAZARDOUS MATERIALS

Are hazardous materials used or stored? If so, continue with the next question. If not, go to Section 3.0.

2.1	Are any of the following materials handled on the Property?Yes No

(A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.) If so, complete this section. If this question is not applicable, skip this section and go on to Section 5.0.

Explosives	Fuels	Oils
Solvents	Oxidizers	Organics/Inorganics
Acids	Bases	Pesticides
Gases	PCBs	Radioactive Materials
Other (please specify)

2-2.

If any of the groups of materials checked in Section 2.1, please list the specific material(s), use(s), and quantity of each chemical used or stored on the site in the Table below. If convenient, you may substitute a chemical inventory and list the uses of each of the chemicals in each category separately.

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity

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2-3.	Describe the planned storage area location(s) for these materials. Please include site maps and drawings as appropriate.

3.0	HAZARDOUS WASTES

Are hazardous wastes generated?Yes No

If yes, continue with the next question. If not, skip this section and go to Section 4.0.

3.1	Are any of the following wastes generated, handled, or disposed of (where applicable) on the Property?

Hazardous wastesIndustrial Wastewater Waste oilsPCBs

Air emissionsSludges

Regulated WastesOther (please specify)

3-2.List and quantify the materials identified in Question 3-1 of this section.

WASTE GENERATED	RCRA listed Waste?	SOURCE	APPROXIMATE MONTHLY QUANTITY	WASTE CHARACTERIZATION	DISPOSITION

3-3.	Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable). Attach separate pages as necessary.

Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

3-4.	Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment?Yes No

3-5.If so, please describe.

4.0	USTS/ASTS

4.1

Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)?Yes No

If not, continue with Section 5.0. If yes, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures. Please attach additional pages if necessary.

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Capacity	Contents	Year Installed	Type (Steel, Fiberglass, etc.)	Associated Leak Detection / Spill Prevention Measures*

*Note:

The following are examples of leak detection / spill prevention measures: Integrity testingInventory reconciliationLeak detection system Overfill spill protectionSecondary containmentCathodic protection

4-2.Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

4-3.	Is the UST/AST registered and permitted with the appropriate regulatory agencies?Yes No If so, please attach a copy of the required permits.

4-4.

If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

4-5.	If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property?Yes No

If yes, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

4-6.	For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes?Yes No

For new tenants, are installations of this type required for the planned operations?

Yes No

If yes to either question, please describe.

5.0	ASBESTOS CONTAINING BUILDING MATERIALS

Please be advised that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0	REGULATORY
6-1.	Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit? If so, please attach a copy of this permit.	Yes No

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6-2.	Has a Hazardous Materials Business Plan been developed for the site?Yes No If so, please attach a copy.

CERTIFICATION

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Lessor will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:

Name:

Title:

Date:

Telephone:

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EXHIBIT 17

SOVA Science District

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Lease (the “Lease”) made and entered into as of , 20_by and between as Landlord, and the undersigned as Tenant, for Premises on the floor(s) of the office building located at [INSERT BUILDING ADDRESS], San Diego, California, certifies as follows:

1.Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on , and the Lease Term expires on , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3.	Base Rent became payable on .

4.The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5.Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6.	Intentionally Omitted.

7.All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through . The current monthly installment of Base Rent is

$ .

8.All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder. The Lease does not require Landlord to provide any rental concessions or to pay any leasing brokerage commissions.

9.No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

10.As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

11.If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12.There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

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13.To the best of Tenant’s knowledge, Tenant is in full compliance with all federal, state and local laws, ordinances, rules and regulations affecting its use of the Premises, including, but not limited to, those laws, ordinances, rules or regulations relating to hazardous or toxic materials. Tenant has never permitted or suffered, nor does Tenant have any knowledge of, the generation, manufacture, treatment, use, storage, disposal or discharge of any hazardous, toxic or dangerous waste, substance or material in, on, under or about the Project or the Premises or any adjacent premises or property in violation of any federal, state or local law, ordinance, rule or regulation.

14.To the undersigned’s knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full. All work (if any) in the common areas required by the Lease to be completed by Landlord has been completed and all parking spaces required by the Lease have been furnished and/or all parking ratios required by the Lease have been met.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at on the day of , 20 .

“Tenant”:

, a

By:	Its:

By:	Its:

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EXHIBIT 27

FUTURE SHAFT SPACE

Not Applicable

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EXHIBIT 27

EXHIBIT 29.32

LOCATION OF EMERGENCY GENERATOR

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EXHIBIT 29.32